EXHIBIT 2.1


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                        AGREEMENT AND PLAN OF MERGER

                                   among

                             KT HOLDING COMPANY

                           KT ACQUISITION I CORP.

                          AH ACQUISITION I L.L.C.

                         KNIGHT/TRIMARK GROUP, INC.

                           ARBITRADE HOLDINGS LLC

                     TARMACHAN CAPITAL MANAGEMENT, INC.
                           TARMACHAN CAPITAL CO.
                               DEEPHAVEN INC.
                            GILDOR TRADING, INC.
                               IRVIN KESSLER

                               EFRAIM GILDOR

                                PETER HAJAS

                              MERRILL FERGUSON

                                    and

                                 MARK LYONS


                       Dated as of November 17, 1999


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           THIS AGREEMENT AND PLAN OF MERGER, dated as of  November 17, 1999
 (the "Agreement"), among KT HOLDING COMPANY, a Delaware corporation ("Parent"), KT ACQUISITION I CORP., a Delaware corporation ("SubKT"), AH ACQUISITION I L.L.C., a Delaware limited liability company ("SubAH"), KNIGHT/TRIMARK GROUP, INC., a Delaware corporation ("KT"), ARBITRADE HOLDINGS LLC, a Delaware limited liability company ("AH") and TARMACHAN CAPITAL MANAGEMENT, INC., TARMACHAN CAPITAL CO., DEEPHAVEN INC., GILDOR TRADING, INC., IRVIN KESSLER, EFRAIM GILDOR, PETER HAJAS, MERRILL FERGUSON and MARK LYONS (together, the "Members").

           WHEREAS, KT and AH desire to combine their respective businesses in a transaction upon the terms and subject to the conditions in this Agreement;

           WHEREAS, (i) Parent is a newly formed corporation organized and existing under the laws of the State of Delaware, all of the issued and outstanding capital stock of which is owned by KT; (ii) KT is a corporation organized and existing under the laws of the State of Delaware; and (iii) AH is a limited liability company organized and existing under the laws of the State of Delaware;

           WHEREAS, KT has caused Parent to form SubKT and SubAH, each a wholly owned subsidiary of Parent, and all the outstanding capital stock of SubKT and all of the outstanding membership interests of SubAH are owned by Parent;

           WHEREAS, the Board of Directors of KT and the members of AH have each approved this Agreement;

           WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

           WHEREAS, concurrently with the execution of this Agreement, as a condition and an inducement to the willingness of Parent and KT to enter into this Agreement, the Members have entered into employment and non-competition agreements with AH (the "New Employment Agreements");

           WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the KT Merger (as hereinafter defined), taken together with the AH Merger (as hereinafter defined), will qualify as a transaction described in
 Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or the KT Merger will qualify as a transaction described in Section 368(a) of the Code, and (ii) the AH Merger, taken together with the KT Merger, will qualify as a transaction described in Section 351 of the Code; and

           WHEREAS, for financial accounting purposes, it is intended that the transactions contemplated by this Agreement will be accounted for as a pooling-of-interests transaction in accordance with United States generally accepted accounting principles ("GAAP").

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and fully intending to be legally bound hereby, the parties agree as follows:


                                  ARTICLE I
                            THE MERGERS; CLOSING

           Section 1.1  The KT Merger.

           (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), SubKT shall merge with and into KT (the "KT Merger") at the KT Effective Time (as defined in Section 1.5) and each outstanding share of class A common stock, par value $.01 per share of KT (the "KT Class A Common Stock"), shall be converted in the manner set forth in Section 2.1(b) hereof. KT shall be the surviving corporation in the KT Merger (the "Surviving Corporation") and shall thereupon become a wholly owned subsidiary of Parent. From and after the KT Effective Time, the identity and separate existence of SubKT shall cease.

           (b) In connection with the KT Merger, KT shall take such actions as may be necessary to cause Parent to reserve, prior to the KT Merger, a sufficient number of shares of class A common stock, par value $.01 per share, of Parent (the "Parent Common Stock"), to permit the issuance of shares of Parent Common Stock (i) to the holders of KT Class A Common Stock as of the KT Effective Time in accordance with the terms of this Agreement, and (ii) upon the exercise of KT Stock Options (as hereinafter defined) being assumed by Parent in accordance with Section 5.6 hereof.

           Section 1.2  The AH Merger.

           (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (the "DLLCA"), SubAH shall merge with and into AH (the "AH Merger," and together with the KT Merger, the "Mergers") at the AH Effective Time (as defined in Section 1.6) and each outstanding Class B membership unit of AH (the "AH Membership Units") shall be converted in the manner set forth in Section 2.2(b) hereof. AH shall be the surviving limited liability company in the AH Merger (the "Surviving LLC," and together with the Surviving Corporation, the "Surviving Subsidiaries") and shall thereupon become a wholly owned subsidiary of Parent. From and after the AH Effective Time, the identity and separate existence of SubAH shall cease.

           (b) In connection with the AH Merger, KT shall take such actions as may be necessary to cause Parent to reserve a sufficient number of shares of Parent Common Stock, prior to the AH Merger, to permit the issuance of shares of Parent Common Stock to the holders of the AH Membership Units as of the Effective Time in accordance with the terms of this Agreement.

           Section 1.3 KT Closing. The closing of the KT Merger (the "KT Closing") will take place at a time and on a date to be specified by the parties (the "KT Closing Date") as soon as reasonably practicable following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the AH Closing, but which are reasonably expected by the parties to be so satisfied), unless another time or date is agreed to by the parties hereto. The KT Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York, unless another place is agreed to by the parties hereto.

           Section 1.4 AH Closing. The closing of the AH Merger (the "AH Closing") will take place following the satisfaction or waiver of the conditions set forth in Article VI at a time and on a date to be specified by the parties (the "AH Closing Date"), which time and date shall be the later of four business days after the KT Closing or as soon as reasonably practicable thereafter, unless another time or date is agreed to by the parties hereto. The AH Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York, unless another place is agreed to by the parties hereto.

           Section 1.5 KT Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the KT Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "KT Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL in order to effect the KT Merger. The KT Merger shall become effective at such time as is specified in the KT Certificate of Merger and in accordance with the DGCL (the time at which the KT Merger has become fully effective being hereinafter referred to as the "KT Effective Time").

           Section 1.6 AH Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the AH Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "AH Certificate of Merger") executed in accordance with the relevant provisions of the DLLCA and shall make all other filings required under the DLLCA to effect the AH Merger. The AH Merger shall become effective at such time as is specified in the AH Certificate of Merger and in accordance with the DLLCA (the time at which the AH Merger has become fully effective being hereinafter referred to as the "AH Effective Time"). The time at which both Mergers have become fully effective is hereinafter referred to as the "Effective Time."

           Section 1.7  Effects of the Mergers.

           (a)  DGCL.  The KT Merger shall have the effects set forth in
 Section 259 of the DGCL.

           (b)  DLLCA.  The AH Merger shall have the effects set forth in
 Section 18-209 of the DLLCA.

           (c) Names of Surviving Corporations. The names of the Surviving Corporation and the Surviving LLC from and after the KT Effective Time and the AH Effective Time, respectively, shall be "Knight/Trimark, Inc." and "Knight Financial Products, L.L.C." respectively, until changed or amended in accordance with applicable Law (as hereinafter defined).

           (d) Charter Documents. (i) At the KT Effective Time, the Certificate of Incorporation and the Bylaws of KT, as in effect immediately prior to the KT Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation; provided, however, that from and after the KT Effective Time, (x) paragraph (a) of Article FOURTH shall be amended and restated and shall be read in its entirety as follows: "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of capital stock, consisting of (i) 1,000 shares of class A common stock, par value $.01 per share (the "Class A Common Stock"), (ii) 1,000 shares of class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (iii) 1,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")"; and
 (y) a new Article TWELFTH shall be added thereto which shall be and read in its entirety as follows: "TWELFTH: Any act or transaction by or involving this Corporation that requires for its adoption under the GCL or this Amended and Restated Certificate of Incorporation the approval of the stockholders of this Corporation (other than the election or removal of directors of this Corporation) shall, pursuant to Section 251(g) of the GCL, require, in addition, the approval of the stockholders of Knight/Trimark Group, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the GCL and/or the Amended and Restated Certificate of Incorporation of this Corporation"; and
 (ii) at the AH Effective Time, the Certificate of Formation and the Agreement of Limited Liability Company of SubAH, as in effect immediately prior to the AH Effective Time, shall be the Certificate of Formation and Agreement of Limited Liability Company, respectively, of the Surviving LLC.

           Section 1.8  Directors.

           (a) SubKT. The directors of SubKT at the KT Effective Time shall be the directors of the Surviving Corporation until the next annual meeting of stockholders of the Surviving Corporation (or their earlier resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.

           (b) SubAH. The managers of SubAH at the AH Effective Time shall be the managers of the Surviving LLC until their resignation or removal and until their respective successors are duly elected and qualified, as the case may be.

           Section 1.9 Parent Charter Documents and Name. At the KT Effective Time, the Certificate of Incorporation and Bylaws of Parent shall be as set forth substantially in the form of Exhibit A and Exhibit B hereto, respectively, and the name of Parent shall be changed to "Knight/Trimark Group, Inc."


                                 ARTICLE II
              EFFECT OF THE MERGERS ON THE EQUITY SECURITIES OF
                           KT AND AH; CERTIFICATES

           Section 2.1 Effect on KT Stock and SubKT Stock. As of the KT Effective Time, by virtue of the KT Merger and without any action on the part of SubKT, KT or the holders of any securities of SubKT or KT:

           (a) Cancellation of Treasury Stock. Each share of KT Class A Common Stock that is owned directly by KT (but not including any such shares owned by employee benefit or pension plans) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

           (b) Conversion of KT Class A Common Stock. Each issued and outstanding share of KT Class A Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into one (the "KT Merger Exchange Ratio") validly issued, fully paid and nonassessable share of Parent Common Stock (such consideration being referred to herein as the "KT Merger Consideration"). As of the KT Effective Time, all such shares of KT Class A Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate or certificates which immediately prior to the Effective Time represented outstanding shares of KT Class A Common Stock (the "KT Certificates") shall cease to represent such shares of KT Class A Common Stock and instead shall be deemed to be certificates ("Parent Certificates") representing the number of whole shares of Parent Common Stock into which such shares have been converted.

           (c) Conversion of Common Stock of SubKT. Each issued and outstanding share of common stock, par value $.01 per share, of SubKT shall be converted into one validly issued, fully paid and nonassessable share of common stock of Surviving Corporation.

           (d) Cancellation of Parent Common Stock Owned by KT. Each share of Parent Common Stock that is owned by KT immediately prior to the KT Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

           Section 2.2 Effect on AH Membership Units and SubAH Membership Interests. As of the AH Effective Time, by virtue of the AH Merger and without any action on the part of SubAH, AH or the holders of any securities of SubAH or AH:

           (a) Cancellation of Unissued Interests. Each unissued AH Membership Unit shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

           (b) Conversion of AH Membership Units. Subject to Section 2.3(e), each issued and outstanding AH Membership Unit set forth in Section 3.2(a)(i) of the AH Disclosure Schedule (as hereinafter defined in Article
 III) (other than membership units to be cancelled in accordance with
 Section 2.2(a)) shall be converted into such fraction (the "AH Merger Exchange Ratio") of a validly issued, fully paid and nonassessable share of Parent Common Stock (such consideration being referred to herein as the "AH Merger Consideration," and, collectively with the KT Merger Consideration, the "Merger Consideration") as determined in accordance with the next sentence. The AH Merger Exchange Ratio shall be determined as follows: (i) if the Average Price (as defined below) is greater than or equal to $23.450, but less than or equal to $35.175, then the AH Merger Exchange Ratio will be the quotient determined by dividing 6.727 by the Average Price; (ii) if the Average Price is less than $23.450, then the AH Merger Exchange Ratio will be 0.287; and (iii) if the Average Price is greater than $35.175, then the AH Merger Exchange Ratio will be 0.191. "Average Price" means the average (rounded to the nearest 1/10,000) of the closing prices on The Nasdaq Stock Market's National Market (the "NMS") as reported in The Wall Street Journal (national edition) (or if not reported thereby, any other authoritative source), of the KT Class A Common Stock for the ten consecutive trading days ending on the third trading day immediately prior to the KT Effective Time. In determining the AH Merger Exchange Ratio pursuant to clause (i) as provided above, the final number will be rounded to three decimal places, rounding up from 0.0005. Notwithstanding anything elsewhere herein to the contrary, the aggregate number of shares of Parent Common Stock to be issued to each holder of AH Membership Units shall be rounded to the nearest whole number of shares. As of the AH Effective Time, all such AH Membership Units shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of an AH Membership Unit immediately prior to the AH Effective Time shall cease to have any rights with respect thereto, except the right to receive Parent Certificates.

           (c) Cancellation of AH Class A Membership Units. Each issued and outstanding class A membership unit of AH (the "Class A Membership Units"), shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

           (d) Conversion of Membership Interests of SubAH. Each issued and outstanding membership interest of SubAH shall be converted into one validly issued, fully paid and nonassessable membership interest of the Surviving LLC.

           Section 2.3  Exchange of Certificates.

           (a) No Surrender of KT Certificates. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding stock certificate that, immediately prior to the KT Effective Time, evidenced shares of KT Class A Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of Parent Common Stock into which such shares of KT Class A Common Stock were converted pursuant to the provisions of Section 2.1(b).

           (b) Exchange Agent. As of the AH Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by KT (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the AH Effective Time, for the benefit of the holders of AH Membership Units, for exchange in accordance with this Article II, through the Exchange Agent, Parent Certificates representing the number of whole shares of Parent Common Stock issuable pursuant to Section 2.2(b) in exchange for outstanding AH Membership Units.

           (c) Exchange Procedures. At the AH Effective Time and subject to the provisions of Section 2.3(g) below, each holder of AH Membership Units whose AH Membership Units were converted into AH Merger Consideration pursuant to Section 2.2(b) hereof shall receive from the Exchange Agent a Parent Certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.2(b) hereof; provided, that each such holder shall execute an acknowledgment, in form and substance reasonably satisfactory to Parent, stating that receipt of such Parent Certificate by such holder shall be deemed in full satisfaction of the obligations of Parent to such holder under Article II. Until surrendered for exchange as contemplated by this Section 2.3, each AH Membership Unit shall be deemed at any time after the AH Effective Time to represent only the right to receive upon such surrender, Parent Certificates representing the number of whole shares of Parent Common Stock into which the AH Membership Units have been converted.

           (d) No Further Ownership Rights in AH Membership Units. All shares of Parent Common Stock issued upon the surrender for exchange of AH Membership Units in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to the AH Membership Units, and there shall be no further registration of transfers on the transfer books of the Surviving LLC of the AH Membership Units which were outstanding immediately prior to the AH Effective Time. If, after the AH Effective Time, AH Membership Units are presented to the Surviving LLC or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by Law.

           (e) No Fractional Shares. No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of AH Membership Units, no dividend or distribution of Parent shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

           (f) No Liability. None of Parent, KT, AH or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto), in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           (g) Escrow Indemnity Agreement. Each of the Members hereby agrees to cause the Exchange Agent (by written instruction and such other actions reasonably requested by the Exchange Agent and the Escrow Agent) to deposit, at the AH Closing, with an escrow agent reasonably acceptable to Parent and AH (the "Escrow Agent"), on behalf of the Members, a number of shares of Parent Common Stock equal to 10% of the aggregate number of shares of Parent Common Stock issuable to the Members pursuant to Section
 2.2 hereof (the "Escrow Shares"), which Escrow Shares shall be held in an escrow account in accordance with the terms of an escrow agreement between the Members, Parent and the Escrow Agent, substantially in the form attached as Exhibit C hereto (the "Escrow Indemnity Agreement"). The obligations of each of the Members to cause the deposit of shares of Parent Common Stock as Escrow Shares shall be pro rata to the number of shares of Parent Common Stock to which such Member (directly or through any affiliated entity) is entitled as a result of the AH Merger. The Escrow Shares will secure the obligations of the Members pursuant to Article VIII.


                                 ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF AH AND THE MEMBERS

           Except as set forth in the disclosure schedule delivered by AH prior to the execution of this Agreement (the "AH Disclosure Schedule") making reference to the particular section or subsection of this Agreement to which an exception is being taken, AH and each of the Members hereby represent and warrant, jointly and severally, to KT, as of the date hereof and as of the AH Closing Date, as follows:

           Section 3.1  Organization, Qualification, Etc.

           (a) AH is a limited liability company duly organized, validly existing and in good standing (or other equivalent status) under the laws of the jurisdiction of its organization and has the limited liability company power and authority to own, operate and lease all of its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted and is duly qualified to do business and is in good standing (or other equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to AH, means such state of facts, event, change or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of AH and its Subsidiaries (as hereinafter defined), taken as a whole (except for any state of facts, event, change or effect (i) relating to general economic conditions in the geographic areas in which AH and its Subsidiaries operate or invest or (ii) similarly affecting persons in the industries in which AH and its Subsidiaries operate), or that could reasonably be expected to materially impair the ability of AH or any of the Members to perform its respective obligations under this Agreement or consummate the Mergers and the other transactions contemplated hereby. AH has made available to KT true, complete and correct copies of AH's Certificate of Formation and Amended and Restated Operating Agreement (the "AH Organizational Documents"), which AH Organizational Documents are in full force and effect.

           (b) Each of AH's Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing (or other equivalent status) under the laws of its jurisdiction of incorporation or organization, has the power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, and is duly qualified to do business and is in good standing (or equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH. AH has made available to KT true, complete and correct copies of the certificate of incorporation, bylaws or other similar governing documents for each of AH's Subsidiaries, which organizational documents are in full force and effect.

           (c) All of the issued and outstanding shares of capital stock of, or other voting securities or ownership interests in, AH's Subsidiaries have been validly issued and are fully paid and nonassessable and are owned of record and beneficially by AH, directly or indirectly, free and clear of all liens, encumbrances, security agreements, equities, options, charges, pledges, mortgages or restrictions of any kind whatsoever ("Encumbrances"). There are no (i) securities of AH or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of AH's Subsidiaries, (ii) warrants, calls, options or other rights to acquire from AH or any of its Subsidiaries, or any obligations of AH or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or ownership interests in, any of AH's Subsidiaries, or (iii) obligations of AH or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of AH's Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

           (d) Section 3.1(d) of the AH Disclosure Schedule sets forth a list of all Subsidiaries of AH, their respective jurisdictions of organization and the percentage equity ownership of AH (direct or indirect) in each of them. Except as set forth in Section 3.1(d) of the AH Disclosure Schedule and other than securities acquired or investments made in connection with trading activities or investments in capital market securities, in each case, in the ordinary course of business consistent with past practice, AH and its Subsidiaries do not own any securities of, or have any debt or equity investment in, or loans outstanding to, any person (other than the Subsidiaries of AH). AH and its Subsidiaries are not subject to any contractual obligation under which any of them may be required to advance or contribute capital to, or make any loan to, any person or entity.

           Section 3.2  Membership Units.

           (a) AH has members holding the respective (i) AH Membership Units and (ii) Class A Membership Units (collectively, the "Membership Units") set forth in Section 3.2(a)(i) of the AH Disclosure Schedule. None of such Membership Units are represented in physical form by any certificate or other similar instrument. The Membership Units are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 3.2(a)(ii) of the AH Disclosure Schedule, there are no membership or limited liability company interests or other equity securities or any security convertible into or exchangeable for any such membership or limited liability company interests or other equity securities of AH issued and outstanding; there are no issued and outstanding options, warrants or rights to purchase or acquire any membership or limited liability company interests or other equity securities of AH or any security convertible into or exchangeable for any such membership or limited liability company interests or other equity securities of AH; and there are no contracts, commitments, understandings, arrangements or restrictions by which AH is bound to issue additional membership or limited liability company interests or other equity securities or options, warrants or rights to purchase or acquire any additional membership or limited liability company interests or other equity securities or any security convertible into or exchangeable for any such membership or limited liability company interests or other equity securities of AH.

           (b) The Members own, beneficially and of record, 100% of the Membership Units free and clear of all Encumbrances.

           Section 3.3  Authority Relative to this Agreement.

           (a) AH has the limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Members and no other limited liability company proceedings on the part of AH are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by AH and each of the Members and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of AH and each of the Members, enforceable against AH and each of the Members in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

           Section 3.4  Non-Contravention; Consents and Approvals.

           (a) None of the execution, delivery or performance of this Agreement by AH and each of the Members or the consummation by AH and each of the Members of the transactions contemplated hereby will (i) violate the AH Organizational Documents or the certificate of incorporation, the bylaws or other similar governing documents of any Subsidiaries of AH or any of the Private Funds (as defined in Section 3.21(h) below), (ii) except for all third party consents and approvals required to be obtained under any note, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, exchange membership, exchange allocation, plan or other instrument or obligation to which AH, any of its Subsidiaries, any of the Private Funds or any Member is a party or by which any of them or any of their respective properties or assets may be bound (the "AH Agreements") prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH (the "Required Third Party Consents"), result in the violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the provisions of any AH Agreement, (iii) except for all notices to, filings and registrations with, and permits, authorizations, consents and approvals of, Governmental Entities (as defined in Section 3.8(i) below) required to be made or obtained from Governmental Entities prior to the consummation of the transactions contemplated by this Agreement the failure of which to so make or obtain could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH (the "Required Statutory Approvals"), violate any order, writ, injunction, decree, judgment, permit, license, statute, law, ordinance, rule or regulation ("Law") of any Governmental Entity applicable to AH, any of its Subsidiaries, any of the Private Funds or any Member or any of their respective properties or assets, or (iv) result in the creation or imposition of any Encumbrance on any asset of AH, any of its Subsidiaries, any of the Private Funds or any Member, except in the case of clauses (ii), (iii) and (iv) for violations, breaches, defaults, terminations, cancellations, accelerations or creations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           (b) Section 3.4(b)(i) of the AH Disclosure Schedule sets forth a list of all of the Required Third Party Consents. Section 3.4(b)(ii) of the AH Disclosure Schedule sets forth a list of all of the Required Statutory Approvals.

           Section 3.5  Financial Statements; Financial Condition.

           (a) AH has previously delivered to KT true and complete copies of the financial statements of AH and/or its predecessors (the "AH Financial Statements") consisting of (i) an audited consolidated statement of financial condition of AH at December 31, 1998, (ii) an audited consolidated statement of income and statement of cash flows of AH for the 12 months ended December 31, 1998, (iii) unaudited statements of financial condition at December 31, 1997 for each of Nu Twins, L.L.C., Tarmachan Capital Management, Inc., Tarmachan Capital Co., Laboratory for Computerized Trading LLC and Arbitrade UK Limited, and at September 30, 1999 for each of Deephaven Capital Management LLC, Deephaven Capital LLC, Arbitrade, L.L.C., Arbitrade UK Limited, Deephaven Investment Advisers LLC and Laboratory for Computerized Trading LLC, (iv) unaudited statements of income for the 12 months ended December 31, 1997 for each of Nu Twins, L.L.C., Tarmachan Capital Management, Inc., Tarmachan Capital Co., Laboratory for Computerized Trading LLC and Arbitrade UK Limited; and (v) an unaudited consolidated statement of income of AH for the nine months ended September 30, 1999. All of the audited AH Financial Statements delivered to KT (including all notes and schedules contained therein or annexed thereto) have been prepared in accordance with GAAP consistently applied with past practices, and all of the unaudited AH Financial Statements delivered to KT (including all notes and schedules contained therein or annexed thereto) have been prepared on a basis consistent with the accounting principles used in the preparation of the audited AH Financial Statements. All of the AH Financial Statements delivered to KT (including all notes and schedules contained therein or annexed thereto) are consistent with the books and records of AH and its Subsidiaries, and fairly present in all material respects the assets, liabilities and financial condition, the results of operations and cash flows of the relevant entities as of the dates and for the years and periods indicated. The AH Financial Statements disclose all material changes in accounting principles and practices adopted by the relevant entities during the periods covered by such AH Financial Statements.

           (b) The total Net Assets (as defined below) reflected on the unaudited combined statement of financial condition of AH as of September 30, 1999 are, and the total Net Assets reflected on the unaudited combined statement of financial condition of AH as of the AH Closing Date will be, at least $38.0 million. "Net Assets" shall be calculated by subtracting total liabilities from total assets. Each of the statements of financial condition pursuant to which such calculations were made or will be made, as applicable, was or will be prepared in accordance with GAAP consistently applied with past practices and in a manner consistent with the audited statement of financial condition of AH as of December 31, 1998, subject to adjustment as set forth in Section 3.5(b) of the AH Disclosure Schedule.

           Section 3.6  Environmental Matters.

           (a) None of AH or any of its Subsidiaries is required to obtain any licenses, permits, authorizations, approvals and consents from Governmental Entities under any applicable Environmental Law (as defined below) in respect of its business, properties, assets and operations, except for such failures to obtain as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH. Each of AH and its Subsidiaries is in compliance with all applicable Environmental Laws, except for such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           (b) There is no Environmental Claim (as defined below) filed, pending, or to the knowledge of AH, threatened or in process, against AH or any of its Subsidiaries or any person whose liability for such Environmental Claim AH or any of its Subsidiaries has retained or assumed either contractually or by operation of Law, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           (c) Except as set forth in Section 3.6(c) of the AH Disclosure Schedule, to the knowledge of AH, no Encumbrances have arisen under or pursuant to any Environmental Law on any property, site or facility owned, operated or leased by AH or any of its Subsidiaries, except for such Encumbrances which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH, and no action of any Governmental Entity has been taken or, to the knowledge of the Company, is threatened which could subject any of such properties to such Encumbrances, except for such action which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           (d)  As used in this Agreement:

                (i) "Environmental Claim" means any claim, action, cause of action, order, investigation or notice (written or oral) by any person alleging potential or actual liability (including, without limitation, potential or actual liability for investigation, evaluation, cleanup, removal actions, remedial actions, response actions, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from any Environmental Law, including any claim under CERCLA, and shall include any request for information under CERCLA or any comparable foreign, state or local Law.

                (ii) "Environmental Law" means any Law relating to (a) the environment or pollution, environmental matters, the protection of the environment, or the protection of human health and safety from environmental concerns, (b) actual or threatened emissions, discharges, or releases of pollutants, contaminants, chemicals or solid, industrial, toxic or hazardous substances, wastes or constituents into the environment, and (c) the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                (iii) "Hazardous Materials" means (a) any petroleum or petroleum products and radioactive materials, (b) any chemicals, constituents, materials, or substances defined or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "toxic substances" and related materials, as such materials are defined in any Environmental Law, and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity.

           Section 3.7  Employee Benefit Plans; ERISA.

           (a) Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH, (i) all Employee Benefit Plans (as defined below) (other than any Employee Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan")) are in material compliance with all applicable requirements of Law, including ERISA and the Code, and (ii) neither AH nor any of its Subsidiaries nor any ERISA Affiliate (as defined below) has any liabilities or obligations with respect to any such Employee Benefit Plans, whether accrued, contingent or otherwise, that are not otherwise reflected on the AH Financial Statements, nor to the knowledge of AH, are any such liabilities or obligations expected to be incurred. The execution and delivery of, and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan that will or may result in acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to AH or any of its Subsidiaries are the agreements and policies set forth in Section 3.7(a) of the AH Disclosure Schedule.

           (b) With respect to each of its Plans, AH has heretofore made available to KT complete and correct copies of each of the following documents, as applicable: (i) a copy of the Plan (as defined below) and any amendments thereto; (ii) a copy of the most recent annual report; (iii) a copy of the most recent actuarial report; (iv) a copy of the most recent Summary Plan Description and all material modifications; (v) a copy of the trust or other funding agreement and any amendments thereto; and (vi) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Plan that is intended to be qualified under Section 401 of the Code.

           (c) Section 3.7(c) of the AH Disclosure Schedule sets forth a list of each employee of AH or any of its Subsidiaries who is a party to any agreement (whether written or oral) with respect to such person's employment by AH or any of its Subsidiaries for annual compensation in excess of $120,000. AH has made available to KT a complete and correct copy of each such written employment agreement and a complete and correct written summary of each such oral agreement.

           (d) None of the Employee Benefit Plans is either (i) subject to Title IV of ERISA, or (ii) a money purchase plan, and neither AH, any of its Subsidiaries nor any ERISA Affiliate has maintained, contributed to or had an obligation to contribute to an employee benefit plan that is subject to Title IV of ERISA within the six year period preceding the date of this Agreement. None of the Employee Benefit Plans is a Multiemployer Plan. Each of the Employee Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Except as set forth in Section 3.7(d) of the AH Disclosure Schedule, no Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable Law or benefits, the full cost of which is borne by the current or former employee). There are no material pending or threatened claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits). No prohibited transaction has occurred with respect to any Employee Benefit Plan that would result, directly or indirectly, in the imposition of an excise Tax or other liability under the Code or ERISA, except for such a Tax or other liability that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH, with respect to each foreign Plan: (i) all amounts required to be reserved on account of each foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such foreign Plan is established and (ii) each foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable Law.

           (e) Except as set forth in Section 3.7(e) of the AH Disclosure Schedule, no director or officer or other employee of AH or any of its Subsidiaries will become entitled to any termination, retirement, severance or similar payment, benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of restrictions, repurchase rights or obligations with respect to any benefit under any equity plan or incentive or compensation plan or arrangement) as a result of the transactions contemplated by this Agreement (either standing alone or in conjunction with any additional or subsequent events).

           (f) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of AH or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
 Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

           (g)  As used in this Agreement:

                (i) "Employee Benefit Plan" means any material Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by AH or any of its Subsidiaries or ERISA Affiliates for the benefit of the current or former employees or directors of AH or any of its Subsidiaries and existing, or under which AH or any of its Subsidiaries or ERISA Affiliates has any liabilities on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time;

                (ii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, equity purchase, equity option, equity ownership, equity appreciation rights, phantom equity, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, worker's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice policy, program or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); and

                (iii) "ERISA Affiliate" means, with respect to AH, any entity, trade or business that is a member of the same controlled group as AH (within the meaning of Sections 414(b), (c), (m) or (o) of the Code).

           Section 3.8 Tax Matters. Except as set forth in Section 3.8 of the AH Disclosure Schedule:

            (a) All income and other material Tax Returns (as defined below), which are required to be filed by AH or its Subsidiaries have been timely filed (giving effect to any extensions) and all such Tax Returns are true, complete and correct. All Taxes shown on such Tax Returns as owed by AH or any of the Subsidiaries or claimed to be owed by AH or any of the Subsidiaries by any Governmental Entity for any taxable period (whether or not shown on any Tax Return) have been timely paid in full or are being contested in good faith by appropriate proceedings (and for which the relevant entity has set aside adequate reserves on its financial statements in accordance with GAAP).

           (b) Each of AH and each of its Subsidiaries has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign laws) and has, within the time and in the manner prescribed by applicable Laws, withheld from employee wages or other compensation and from any payments to independent contractors and paid over to the proper Governmental Entity all amounts required to be so withheld and paid over under all applicable Laws.

           (c) (i) No deficiencies for any Taxes have been threatened, proposed, asserted or assessed against AH or any of its Subsidiaries, (ii) no Governmental Entity is conducting or proposing to conduct an audit with respect to Taxes of or any Tax Return required to be filed with respect to AH or any of its Subsidiaries, (iii) neither AH nor any of its Subsidiaries is a party to any agreement or arrangement to allocate, share or indemnify another party for Taxes, (iv) there are no Liens for Taxes upon the assets of AH or any of its Subsidiaries, except for Statutory Liens for Taxes not yet due, (v) no jurisdiction where either AH or any of its Subsidiaries does not file a Tax Return has asserted or otherwise made a claim that AH or any of its Subsidiaries is required to file a Tax Return for such jurisdiction, and (vi) no power of attorney has been granted by or with respect to AH or any of its Subsidiaries with respect to any matter relating to Taxes.

           (d) AH and each of its Subsidiaries is (and, during its entire existence, has been) treated as either (i) an entity the separate existence of which is disregarded for United States federal income tax purposes or
 (ii) a domestic partnership for United States federal income tax purposes. No Tax Return has been filed in any manner that is inconsistent with such treatment.

           (e) None of AH or any of its Subsidiaries has requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of AH or any of its Subsidiaries.

           (f) The reserves for Taxes (determined in accordance with GAAP consistently applied) reflected in the most recent balance sheet included in the AH Financial Statements are adequate for the payment of all Taxes incurred or which may be incurred by AH or any of its Subsidiaries through the date of this Agreement. Since the date of the most recent balance sheet included in the AH Financial Statements, none of AH or any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business.

           (g)  Each of the Members is a United States Person (as defined in
 Section 7701(a)(30) of the Code).

           (h) AH and each of its Subsidiaries has previously delivered or made available to KT complete and accurate copies of each of (i) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity relating to Taxes of, or with respect to, AH or any of its Subsidiaries, (ii) all income Tax Returns, and those state, local and foreign income Tax Returns filed by AH or any of its Subsidiaries (or on their behalf) and (iii) any closing agreements entered into by AH or any of its Subsidiaries with any Governmental Entity. AH will deliver to KT all materials with respect to the foregoing for all matters arising after the date of this Agreement.

           (i) "Governmental Entity" means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise, any governmentally derived administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

           (j) "Taxes" means any federal, state, local or foreign net income, gross income, receipts, windfall profit, severance, property, production, sales, use, license excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

           (k) "Tax Returns" means all returns, reports, or statements required to be filed with any Governmental Entity with respect to any Tax (including any schedules or attachments thereto), including, without limitation, any consolidated, unitary or similar return, information return, claim for refund, amended return or declaration of estimated Tax.

           Section 3.9 No Undisclosed Material Liabilities. There are no liabilities, obligations or commitments of AH or any Subsidiary of AH of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, other than:

           (a) liabilities the amounts of which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH;

           (b) liabilities the amounts of which are expressly disclosed in the AH Financial Statements or are set forth in Section 3.9(b) of the AH Disclosure Schedule; and

           (c)  liabilities under or arising as a result of this Agreement.

           Section 3.10  Labor Relations.  Except as set forth in Section
 3.10 of the AH Disclosure Schedule, (i) neither AH nor any of its Subsidiaries is a party to any collective bargaining agreement, (ii) no labor organization or group of employees of AH (or any of its Subsidiaries) has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of AH, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) in the past five years there have not been any, and, to the knowledge of AH, there are no, organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of AH, threatened against or involving AH or any of its Subsidiaries.

           Section 3.11 Permits. Each of AH, its Subsidiaries and the Private Funds is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for AH, any of its Subsidiaries or any of the Private Funds to own, lease and operate its properties or to carry on its business as it is now being or is proposed to be conducted (collectively, the "AH Permits"), except where the failure to have, or the suspension or cancellation of, any of the AH Permits, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH, and no suspension or cancellation of any of the AH Permits is pending or, to the knowledge of AH, threatened, except where the failure to have, or the suspension or cancellation of, any of the AH Permits could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH. Neither AH nor any of its Subsidiaries or any of the Private Funds is in conflict with, or in default or violation of, any AH Permits, except for any such conflicts, defaults or violations which, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           Section 3.12 Absence of Certain Changes or Events. Except as set forth in Section 3.12 of the AH Disclosure Schedule, since December 31, 1998, AH and each of its Subsidiaries and each of the Private Funds have conducted their businesses in the ordinary course and in a manner consistent with past practice and, since such date, except as expressly permitted by Section 5.1(A) of this Agreement with respect to clauses (c-i) below there has not been:

           (a)  any Material Adverse Effect on AH;

           (b) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by AH or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH;

           (c) any material change by AH in its or any of its Subsidiaries' or any of the Private Funds' accounting methods, principles or practices, except as required by GAAP or by applicable Law;

           (d) any redemption, purchase or other acquisition of any of AH's securities;

           (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, option (including, the granting of options or performance awards), or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of AH or any of its Subsidiaries, in each case other than (i) as required by applicable Law and (ii) annual increases in the ordinary course of business consistent with past practice;

           (f) (i) any incurrence or assumption by AH or any of its Subsidiaries or any of the Private Funds of any indebtedness for borrowed money or (ii) any guarantee, endorsement or other incurrence or assumption of any material liability (whether directly, contingently or otherwise) by AH or any of its Subsidiaries or any of the Private Funds for the obligations of any other person (other than any wholly owned Subsidiary), in each case other than in the ordinary course of business consistent with past practice;

           (g) any creation or assumption by AH or any of its Subsidiaries or any of the Private Funds of any Encumbrance on any material asset of AH or any of its Subsidiaries or any of the Private Funds, other than in the ordinary course of business consistent with past practice;

           (h) any making of any loan, advance or capital contribution to, or investment in, any person or entity by AH or any of its Subsidiaries or any of the Private Funds, other than in connection with trading activities or investments in capital market securities, in each case, in the ordinary course of business consistent with past practice; or

           (i) (i) any AH Agreements entered into by AH or any of its Subsidiaries relating to any material acquisition or disposition of any assets or business, or (ii) any modification, amendment, assignment or termination of or relinquishment by AH or any of its Subsidiaries of any rights under any other material AH Agreement (including any insurance policy naming it as a beneficiary or a loss payable payee) other than transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice or those contemplated by this Agreement.

           Section 3.13 No Defaults. Except as set forth in Section 3.13 of the AH Disclosure Schedule, there is no AH Agreement that is material to the business, financial condition or results of operations of AH and its Subsidiaries taken as a whole. Neither AH nor any of its Subsidiaries is and, to the knowledge of AH, none of the other parties to such AH Agreements are, in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any AH Agreement to which AH or any of its Subsidiaries is a party or by which AH or any of its Subsidiaries or any of their respective properties or assets is or may be bound or affected, except for violations or defaults that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           Section 3.14 Litigation. Except as set forth in Section 3.14 of the AH Disclosure Schedule, there is no suit, claim, action, or proceeding (collectively, the "Claims") pending or, to the knowledge of AH, threatened against AH or any of its Subsidiaries before any Governmental Entity nor to the knowledge of AH are there any investigations or reviews by any Governmental Entity pending or threatened against, relating to or affecting AH or any of its Subsidiaries, in each case, that, if adversely determined could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH. Neither AH nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree of any court or Governmental Entity which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           Section 3.15  Intellectual Property.

           (a)  (i)     Section 3.15(a)(i) of the AH Disclosure Schedule
      sets forth all material United States and foreign patents and patent applications, trademark and service mark registrations and applications, Internet domain names, and copyright registrations and applications owned by AH and its Subsidiaries, specifying as to each item, as applicable: (A) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (B) the issuance, registration and application numbers, and dates thereof.

                (ii) Section 3.15(a)(ii) of the AH Disclosure Schedule sets forth all material licenses, material sublicenses, and other material agreements or permissions ("IP Licenses") pursuant to which AH or any of its Subsidiaries is a licensor or licensee of or otherwise is authorized to use or practice under any third party rights in any Intellectual Property (as defined below) on an exclusive basis and any non-exclusive IP License that, to the knowledge of AH, is not available to parties other than AH or any of its Subsidiaries on comparable commercial terms to which it is licensed to AH or such Subsidiary. To the knowledge of AH, all such IP Licenses are valid, enforceable and in full force and effect in accordance with their respective terms, and, to the knowledge of AH, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by AH or any of its Subsidiaries (or, to the knowledge of AH, any other party thereto) under any IP License. For purposes of this Agreement, "Intellectual Property" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by AH or any of its
      Subsidiaries: (A) patents, patent applications, invention disclosures, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted); (B) registered and unregistered trademarks, service marks, slogans, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names; (C) registered or unregistered copyrights, including all renewals and extensions thereof; (D) trade secrets, concepts, ideas, designs, research, processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection), and technical manuals and documentation with respect to any of the foregoing (collectively, the "Technology"); and (E) computer software programs and databases, including all source code, object code, and documentation related thereto (the "Software"). References in this Agreement to "Owned Intellectual Property," "Owned Software" and "Owned Technology" shall refer to Intellectual Property, Software or Technology, as applicable, owned by, or exclusively licensed to, AH or any of its Subsidiaries. References to "Leased Intellectual Property" shall refer to Intellectual Property non-exclusively licensed to, or otherwise used by, AH or any of its Subsidiaries.

           (b) AH and its Subsidiaries own or license, free and clear of all Encumbrances, all Owned Intellectual Property and, to the knowledge of AH, have valid rights to use all Licensed Intellectual Property used in or necessary for the conduct of their respective businesses and operations as currently conducted and as presently proposed to be conducted.

           (c)  All of the registrations and applications set forth in
 Section 3.15(a)(i) of the AH Disclosure Schedule are, to the knowledge of AH, in good standing and are valid and enforceable. No such registrations or applications are subject to any pending or, to the knowledge of AH, threatened opposition, cancellation, interference or similar adversarial proceedings before any registration authority, and either AH or one of its Subsidiaries is the record owner of each such registration and application.

           (d) None of AH or any of its Subsidiaries has been, during the three years preceding the date of this Agreement, a party to any Claim, nor, to the knowledge of AH, is any Claim threatened against AH or any of its Subsidiaries, that challenges the validity, enforceability, ownership, or right to use, sell, or license any Intellectual Property, which Claims, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH. To the knowledge of AH, no third party is infringing upon or diluting any Owned Intellectual Property material to AH and its Subsidiaries' respective businesses and operations.

           (e) There are no settlement agreements to which AH or any of its Subsidiaries is a party, consents to which AH or any of its Subsidiaries are subject, judgments against AH or any of its Subsidiaries, orders to which AH or any of its Subsidiaries are subject, forebearances to sue or similar obligations with respect to AH or any of its Subsidiaries, in each case, which restrict in any material respect AH's and its Subsidiaries' rights to (i) use, sell or license any Owned Intellectual Property or (ii) conduct its business in order to accommodate a third party's Intellectual Property rights.

           (f) AH has taken commercially reasonable actions (which the parties expressly agree may include treating such Owned Intellectual Property as trade secrets, without seeking any trademark or copyright registrations or applications or patent protection) to maintain and protect each item of Owned Intellectual Property that is material to AH's or any of its Subsidiaries' businesses and operations and, except as set forth in
 Section 3.15(f) of the AH Disclosure Schedule, has obtained customary confidentiality agreements in respect of such Owned Intellectual Property from each employee or consultant of AH or any of its Subsidiaries.

           (g) AH has taken commercially reasonable precautions (which the parties expressly agree may include treating such Owned Technology as trade secrets, without seeking any trademark or copyright registrations or applications or patent protection) to protect the secrecy, confidentiality, and value of its and its Subsidiaries' trade secrets and the proprietary nature and value of the Owned Technology material to its or any of its Subsidiaries' respective businesses and operations.

           (h) Except as set forth in Section 3.15(h) of the AH Disclosure Schedule, to the knowledge of AH, all Owned Software that is currently used by AH and its Subsidiaries that is material to AH or any of its Subsidiaries' businesses and operations performs or is reasonably expected to perform in all material respects the functions for which such Owned Software is used by AH or such Subsidiary.

           (i) To the knowledge of AH, none of the Software, hardware (whether general or special purpose), embedded control systems and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by AH and its Subsidiaries in the conduct of their businesses (collectively, the "Systems") will malfunction, will cease to function, will generate incorrect data, and will provide incorrect results when processing, calculating, comparing, sequencing, displaying, storing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries, and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           (j) None of AH or any of its Subsidiaries is, nor, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in material violation of any agreement relating to any Owned Intellectual Property or, to the knowledge of AH, any Licensed Intellectual Property, in each case, material to their respective business and operations. After the completion of the transactions contemplated by this Agreement, AH and its Subsidiaries will continue to own all right, title, and interest in and to or have a license to use all Owned Intellectual Property (including all Owned Software) and, to the knowledge of AH, all Licensed Intellectual Property, in each case, material to their respective businesses and operations on terms and conditions identical in all material respects to those enjoyed by them immediately prior to such transactions.

           Section 3.16  Non-Competition Agreements.  Except as set forth in
 Section 3.16 of the AH Disclosure Schedule, neither AH nor any of its Subsidiaries is a party to any agreement which purports to restrict or prohibit in any material respect AH and its Subsidiaries collectively from, directly or indirectly, engaging in any business. None of the officers, members or key employees of AH or any of its Subsidiaries is a party to any agreement which, by virtue of such person's relationship with AH or any of its Subsidiaries, restricts in any material respect AH or any of its Subsidiaries or any affiliate of any of them from, directly or indirectly, engaging in any business.

           Section 3.17  Certain Agreements.  Except as set forth in
 Section 3.17 of the AH Disclosure Schedule, neither AH nor any of its Subsidiaries is a party to any oral or written (i) agreement with any executive officer or other key employee of AH or its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving AH of the nature contemplated by this Agreement, or (ii) plan, including any option plan or other benefits plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

           Section 3.18 Real Property. Neither AH nor any of its Subsidiaries owns any fee interest in real estate. Except as set forth in
 Section 3.18 of the AH Disclosure Schedule, none of AH or any of its Subsidiaries is a party to any material leases, subleases and other agreement (the "AH Real Property Leases") under which AH or any of it Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property. AH has heretofore made available to KT true, correct and complete copies of all written, and true, complete and correct written summaries of all oral, AH Real Property Leases (and all modifications, amendments and supplements thereto and all side letters to which AH or any of its Subsidiaries is a party affecting the obligations of any party thereunder). Assuming the due authorization, execution and delivery by the other parties thereto, each AH Real Property Lease constitutes the valid and legally binding obligation of AH or the relevant Subsidiary, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity, and is in full force and effect. All material amounts payable by AH and its Subsidiaries as tenants under each AH Real Property Lease are current, and no termination event or condition or uncured default of a material nature on the part of AH or any of its Subsidiaries exists under any AH Real Property Lease. To the knowledge of AH, the leasehold interests of AH and its Subsidiaries in each parcel of real property leased by them are held free and clear of all Encumbrances, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, (ii) Encumbrances under applicable Law and (iii) other Encumbrances which do not materially interfere with AH's or any of its Subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

           Section 3.19 Investment Company Act. Each of AH and its Subsidiaries either (i) is not an "investment company," or a company "controlled" by, or an "affiliated company" with respect to, an "investment company," each within the meaning of the Investment Company Act (as hereinafter defined) or (ii) satisfies all conditions for an exemption from the Investment Company Act, and, accordingly, neither AH nor any of its Subsidiaries is required to be registered under the Investment Company Act.

           Section 3.20 Brokers. Except as set forth in Section 3.20 of the AH Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of AH or any of the Members. Prior to the date of this Agreement, AH has made available to KT a complete and correct copy of all agreements between AH or any of the Members and any advisor under which such advisor would be entitled to any payment relating to the Mergers or any other transactions hereunder.

           Section 3.21 Certain Representations and Warranties as to Private Funds.

           (a) True, correct and complete copies of all of the current investment advisory agreements and distribution or underwriting contracts, administrative services and other services agreements, if any, and organizational and offering documents, pertaining to each of the Private Funds (i) have been made available to KT and (ii) are in full force and effect. Such offering materials did not, at the respective dates thereof, or at any time at which such materials were distributed or made available to investors or prospective investors, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for the Private Funds, neither AH nor any of its Subsidiaries is affiliated with, or otherwise provides investment advisory or other Investment Management Services to, any person.

           (b) Each of the Private Funds is duly organized, validly existing and in good standing in the jurisdiction in which it is organized and has all requisite power and authority to conduct its business in the manner and in the places where such business is currently conducted. Each Private Fund is and, since its inception, has been engaged solely in the business of investing and reinvesting in securities and, in the case of the Investment Funds, in the manner described in its offering documents. Each Private Fund is and, since its inception, has been in compliance in all material respects with all Investment Laws and Regulations (as defined below) to the extent such laws and regulations are applicable to such Private Fund.

           (c) Each of the Private Funds has timely filed all Tax Returns (the "Private Fund Tax Returns") required to be filed by it and all such Private Fund Tax Returns are true, complete and correct. All Taxes owed by the Private Funds or claimed to be owed by the Private Funds by any Governmental Entity for any taxable period (whether or not shown on any Private Fund Tax Return) have been timely paid in full or are being contested in good faith by appropriate proceedings. With respect to each Private Fund, there are no liabilities for Taxes which have not been paid in prior periods or for which an adequate reserve for such liability does not exist. To the knowledge of AH, no deficiencies for any Taxes have been threatened, proposed, asserted or assessed against any of the Private Funds and no Governmental Entity is conducting or proposing to conduct an audit with respect to Taxes of or any Private Fund Tax Return required to be filed with respect to any Private Fund.

           (d) AH has made available to KT true, correct and complete copies of the (i) unaudited financial statements of each of the Non-Investment Funds (the "Non-Investment Fund Financial Statements") and (ii) audited financial statements for each of the Investment Funds (the "Investment Fund Financial Statements," and, together with the Non-Investment Fund Financial Statements, the "Private Fund Financial Statements"), in each case, for the current and the past three fiscal years or such shorter period since inception. Each of the Investment Fund Financial Statements (including all notes and schedules contained therein or annexed thereto) has been prepared in accordance with GAAP consistently applied with past practices, and each of the Non-Investment Fund Financial Statements (including all notes and schedules contained therein or annexed thereto) has been prepared on a basis consistent with the accounting principles used in the preparation of the Investment Fund Financial Statements. Each of the Private Fund Financial Statements (including all notes and schedules contained therein or annexed thereto) is consistent with the books and records of the applicable Private Fund, and fairly presents the assets, liabilities and financial condition, the results of operations and cash flows of the applicable Private Fund as of the dates and for the years and periods indicated. The Private Fund Financial Statements reflect and disclose all material changes in accounting principles and practices adopted by the applicable Private Fund during the periods covered by each Private Fund Financial Statement. The books of account of each of the Private Funds fairly reflect their respective transactions.

           (e) There are no consent judgments or regulatory orders on, or with regard to, any of the Private Funds. Since inception, each of the Private Funds has been excluded from the definition of an investment company under the Investment Company Act by virtue of the respective exemptions thereto set forth in Section 3.21(e) of the AH Disclosure Schedule and, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH, has been duly registered and in good standing under the Laws of each jurisdiction in which such qualification is necessary.

           (f) All interests of each of the Private Funds were sold pursuant to a valid and effective exemption from registration under applicable Investment Laws and Regulations, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and have been duly authorized and are validly issued. Each of the Private Funds' investments have been made in accordance with its respective investment policies and restrictions in effect at the time the investments were made and have been held in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held.

           (g) There is no litigation or legal action, suit, proceeding or investigation at law or in equity pending or, to the knowledge of AH, threatened in any court or before or by any Governmental Entity by or against any arbitrator, by or against any of the Private Funds. There are no judgments, injunctions, orders or other judicial or administrative mandates outstanding against or affecting any of the Private Funds.

           (h)  For the purposes of this Agreement:

           "Advisers Act" shall mean the Investment Advisers Act of 1940, as the same may be amended from time to time, and any successor to such act.

           "Commodity Exchange Act" shall mean the Commodity Exchange Act, 7 U.S.C. section1 et. seq., as the same may be amended from time to time, and any successor to such act.

           "Investment Company Act" shall mean the Investment Company Act of 1940, as the same may be amended from time to time, and any successor to such act.

           "Investment Funds" shall mean Deephaven Market Neutral Fund Limited and Deephaven Opportunity Fund Limited, each a British Virgin Islands corporation; Deephaven Opportunity Fund LLC and Deephaven Incentive Fund LLC, each a Delaware limited liability company; and Deephaven Market Neutral Master Fund LP, a British Virgin Island limited partnership.

           "Investment Laws and Regulations" shall mean all Laws, domestic or foreign, applicable to the Investment Management Services business including, without limitation: (i) the Advisers Act, the Investment Company Act, the Exchange Act, ERISA, the Commodity Exchange Act and the Securities Act and the regulations promulgated under each of them; (ii) the bylaws, rules and regulations of applicable Self-Regulatory Authorities (as hereinafter defined in Section 3.23) and each applicable securities and commodities exchange on which AH or any of its affiliates is a member or on which any transactions for any account is effected for any of them; and
 (iii) all other foreign, federal or state securities laws and regulations applicable to the Investment Management Services business, affairs, properties or assets of AH and its Subsidiaries or any of the Private Funds.

           "Investment Management Services" shall mean any services which involve (a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), or (b) the giving of advice for compensation with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds).

           "Non-Investment Funds" means Private Funds which are not Investment Funds.

           "Private Funds" means Deephaven Market Neutral Fund Limited, Deephaven Opportunity Fund Limited, Deephaven Market Neutral Trading Limited, Deephaven Domestic Convertible Trading Ltd., Deephaven International Convertible Trading Ltd., Deephaven Fixed Income Trading Ltd., Deephaven Private Placement Trading Ltd., Deephaven Statistical Arb Trading Ltd., and Deephaven Risk Arb Trading Ltd., each a British Virgin Islands corporation; Deephaven Opportunity Fund LLC and Deephaven Incentive Fund LLC, each a Delaware limited liability company; Deephaven Market Neutral Master Fund LP and Deephaven Opportunity Trading Fund LP, each a British Virgin Island limited partnership; KA Investments LDC, a Cayman Islands limited duration corporation; and Deephaven Market Neutral Trading LP, an Illinois limited partnership.

           Section 3.22  Compliance with Law.

           (a) AH and all of its Subsidiaries and the Private Funds have complied with all Laws, and are not in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, applicable to them or to their respective businesses or any of their respective assets, properties or operations, except such failures to comply or defaults as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH.

           (b) Neither AH nor any of its Subsidiaries acts as investment advisor for any registered investment company.

           (c) Each of AH and its Subsidiaries and the Private Funds, if so required by the nature of its business or assets, is duly registered with the SEC and any applicable Governmental Entities and Self Regulatory Authorities as a broker-dealer and/or an exchange member. Each of AH and its Subsidiaries and the Private Funds have made available to KT true, complete and correct copies of their respective Form BD and such other regulatory filings as may be required by any Governmental Entity (the "Regulatory Filings"). As of its respective filing date, each Regulatory Filing complied as to form and substance in all material respects with the applicable Law requiring such Regulatory Filing to be filed and each Regulatory Filing complied in all material respects with applicable regulatory requirements and accounting principles applicable to such Regulatory Filing. Each such Regulatory Filing contained all material information required to be included therein and did not omit any material information so required in order that such Regulatory Filing be true, complete and correct in all material respects.

           (d) AH has made available to KT (i) copies of all Regulatory Filings made since January 1, 1997, (ii) copies of all inspection reports provided to AH or any of its Subsidiaries or any Private Fund by the SEC or any state securities regulatory authority or any self regulatory organization and all written responses thereto since January 1, 1997, (iii) all correspondence, memoranda or other documentation received by AH or any of its Subsidiaries or any Private Fund from the SEC or any state securities regulatory authority or any self regulatory organization since January 1, 1997, and (iv) copies of all correspondence relating to any inquiry or investigation by any foreign Governmental Entity or self regulatory authority or to any customer complaint provided to AH or any of its Subsidiaries or any Private Fund since January 1, 1997.

           (e) Except as set forth in Section 3.22(e) of the AH Disclosure Schedule, neither AH nor any of its Subsidiaries or any Private Fund is required by the nature of its business or assets to register (i) with the Commodity Futures Trading Commission and the various states as required as a commodities trading advisor or commodity pool operator or futures commission merchant or (ii) with the SEC or any applicable Governmental Entities or Self Regulatory Authorities as an investment advisor.

           Section 3.23 Agreements with Regulatory Agencies. Neither AH nor any of its Subsidiaries or any Private Fund is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Self Regulatory Authority (as defined below) or Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business (each, a "Regulatory Agreement"), nor has AH or any of its Subsidiaries or any Private Fund: (i) been advised by any Self Regulatory Authority or Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement, or (ii) to the knowledge of AH, received knowledge or notice of any pending or threatened regulatory investigation, except any such cease-and-desist or other orders, restrictions, Regulatory Agreements or regulatory investigations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on AH. "Self Regulatory Authority" shall mean any securities exchange or other self regulatory organization in the securities, investment and commodities fields.

           Section 3.24  Investment Securities.  Except as set forth in
 Section 3.24 of the AH Disclosure Schedule, each of AH and its Subsidiaries and the Private Funds has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Encumbrance, except to the extent such securities are pledged in the ordinary course of business consistent with reasonable past business practices to secure obligations of AH or its Subsidiaries or the Private Funds.

           Section 3.25 Interest Rate Risk Management Instruments. All of AH's and its Subsidiaries' and the Private Funds' interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements (other than bank repurchase agreements with a duration of fewer than thirty (30) days), whether entered into for the account of AH or any of its Subsidiaries or any of the Private Funds or for the account of a customer of any such entity, were entered into in the usual and ordinary course of business and in accordance, in all material respects, with prudent business practice and applicable rules, regulations and policies of any Self Regulatory Authority and, to the knowledge of AH, with counterparties believed to be financially responsible at the time.

           Section 3.26  Pooling.

            (a) AH and the Members intend that the Mergers be accounted for under the "pooling-of-interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

           (b) None of AH, the Members or any of their affiliates has taken or failed to take or agreed to take or fail to take any action or is aware of any fact or circumstance that would prevent the Mergers from qualifying for "pooling-of-interests" accounting treatment as described in Section 3.26(a) above.


                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES
                                   OF KT

           Except as set forth in the disclosure schedule delivered by KT prior to the execution of this Agreement (the "KT Disclosure Schedule") making reference to the particular section or subsection of this Agreement to which an exception is being taken, KT hereby represents and warrants to AH, as of the date hereof and as of the KT Closing Date, as follows:

           Section 4.1 Organization, Qualification, Etc. Each of KT, Parent, SubKT, SubAH and each Significant Subsidiary (as defined below) is a corporation or limited liability company duly organized, validly existing and in good standing (or other equivalent status) under the laws of the jurisdiction of its incorporation or organization and has the corporate or limited liability company power and authority to own, operate and lease all of its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted and is duly qualified to do business and is in good standing (or other equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on KT and its Subsidiaries, taken as a whole. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to KT, means such state of facts, event, change or effect that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of KT and its Subsidiaries, taken as a whole (except for any state of facts, event, change or effect (i) relating to general economic conditions in the geographic areas in which KT and its Subsidiaries operate or invest or
 (ii) similarly affecting other persons in the industries in which KT and its Subsidiaries operate), or that could reasonably be expected to materially impair the ability of KT to perform its obligations under this Agreement or consummate the Mergers or the other transactions contemplated hereby. For purposes of this Agreement, "Significant Subsidiary" shall mean any Subsidiary of KT which is a "significant subsidiary" of KT (as such term is defined in Rule 1-02 of Regulation S-X under the Securities
 Act).

           Section 4.2  Capital Stock.

           (a) Section 4.2(a) of the KT Disclosure Schedule sets forth as of November 12, 1999:

                (i) the number of authorized shares of each class or series of capital stock of KT;

                (ii) the number of shares of each class or series of capital stock of KT which are issued and outstanding;

                (iii) the number of shares of each class or series of capital stock which are held in the treasury of KT;

                (iv) the number of shares of each class or series of capital stock of KT which are reserved for issuance, indicating each specific reservation; and

                (v) the number of shares of each class or series of capital stock of KT which are subject to employee stock options or other rights to purchase or receive capital stock granted under KT's stock option or other stock based employee or non-employee director benefit plans.

           (b) All of the issued and outstanding shares of capital stock of KT have been validly issued and are fully paid and nonassessable. Except as set forth in Section 4.2(a) of the KT Disclosure Schedule, there are no authorized, issued, reserved for issuance or outstanding (i) shares of capital stock or voting securities of KT, (ii) securities convertible into or exchangeable for shares of capital stock or voting securities of KT,
 (iii) warrants, calls, options or other rights to acquire from KT or any of its Subsidiaries, or any obligation of KT or any of its Subsidiaries to issue, any shares of capital stock or voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of KT, and (iv) there are no outstanding obligations of KT to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

           (c) All of the issued and outstanding shares of capital stock of, or other voting securities or ownership interests in, each Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned of record and beneficially by KT, directly or indirectly. There are no (i) securities of KT or any Significant Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary,
 (ii) warrants, calls, options or other rights to acquire from KT or any Significant Subsidiary, or any obligations of KT or any of Significant Subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or ownership interests in, any Significant Subsidiary, or (iii) obligations of KT or any Significant Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities of any Significant Subsidiary or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

           (d) All of the issued and outstanding shares of capital stock of, or other voting securities or ownership interests in, each of SubKT and SubAH have been validly issued and are fully paid and nonassessable and are owned of record and beneficially by Parent. All of the outstanding shares of capital stock of Parent have been validly issued and are fully paid and nonassessable and are owned of record and beneficially by KT. All shares of Parent Common Stock to be issued as part of the Merger Consideration, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

           Section 4.3  Corporate Authority Relative to this Agreement.
 Each of KT and Parent has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of KT and no other corporate proceedings on the part of KT are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors and the sole stockholder of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by KT and Parent and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of KT and Parent, enforceable against KT and Parent in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

           Section 4.4  Non-Contravention; Consents and Approvals.

           (a) None of the execution, delivery or performance of this Agreement by KT or the consummation by KT of the transactions contemplated hereby will (i) violate the certificate of incorporation, the bylaws or other similar governing documents of KT or any of its Subsidiaries, (ii) except for all third party consents and approvals required to be obtained under any note, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which KT or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "KT Agreements") prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on KT (the "KT Required Third Party Consents"), result in the violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the provisions of any KT Agreement, (iii) except for all notices to, filings and registrations with, and permits, authorizations, consents and approvals of, Governmental Entities required to be made or obtained from Governmental Entities prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on KT (the "KT Required Statutory Approvals"), violate any Law of any Governmental Entity applicable to KT or any of its Subsidiaries or any of their respective property or assets, or (iv) result in the creation or imposition of any Encumbrance on any asset of KT or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for violations, breaches, defaults, terminations, cancellations, accelerations or creations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on KT.

           (b) Section 4.4(b)(i) of the KT Disclosure Schedule sets forth a list of all KT Required Third Party Consents. Section 4.4(b)(ii) of the KT Disclosure Schedule sets forth a list of all KT Required Statutory Approvals.

           (c) None of the execution, delivery or performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby will violate the certificate of incorporation or the bylaws of Parent.

           Section 4.5 Reports and Financial Statements. KT has made available to AH complete and correct copies of:

           (a) KT's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1998;

           (b) KT's Quarterly Reports on Form 10-Q filed with the SEC for each of the fiscal quarters ended following KT's last fiscal year end;

           (c)  each definitive proxy statement filed by KT with the SEC;
 and

           (d) all Current Reports on Form 8-K filed by KT with the SEC since January 1, 1999.

 As of their respective dates, such reports and proxy statements (collectively, with any amendments, supplements and schedules thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Report of KT has been revised or superseded by an SEC Report subsequently filed by KT, none of the SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Reports (including all notes and schedules contained therein or annexed thereto) have been prepared in accordance with GAAP consistently applied with past practices, are consistent with the books and records of KT and its Subsidiaries, and fairly present in all material respects the assets, liabilities and financial condition, the results of operations and cash flows of KT as of the dates and for the years and periods indicated. KT has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.

           Section 4.6 No Prior Activities. Parent, SubKT and SubAH were each formed for the purpose of engaging in the transactions contemplated by this Agreement, and, to the knowledge of KT, none of them has any Subsidiaries or has undertaken any business or other activities other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby.

           Section 4.7 Brokers. Except as set forth in Section 4.7 of the KT Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of KT.

           Section 4.8 Absence of Certain Changes or Events. Since September 30, 1999 and through the date hereof, there has not occurred any event, development or change which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on KT.

           Section 4.9  Pooling.

           (a) KT intends that the Mergers be accounted for as a "pooling-of-interests" as described in Section 3.26(a).

           (b) Neither KT nor any of its affiliates has taken or failed to take or agreed to take or fail to take any action or is aware of any fact or circumstance that would prevent the Mergers from qualifying for "pooling-of-interests" accounting treatment as described in Section 3.26(a).


                                  ARTICLE V
                          COVENANTS AND AGREEMENTS

           Section 5.1  Conduct of Business Pending the Effective Time.

           (A) Except as set forth in Section 5.1(A) of the AH Disclosure Schedule, from and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to
 Section 7.1 (the "Termination Date"), and except as may be agreed in writing by KT or as may be expressly provided for or permitted pursuant to this Agreement:

           (a) AH shall, and shall cause each of its Subsidiaries and each of the Private Funds to, conduct its business in the ordinary course of business consistent with past practice;

           (b) AH shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organizations and goodwill, keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with it (including its relationships with customers, suppliers, employees and business partners);

           (c) AH shall confer at such times as KT may reasonably request with one or more representatives of KT to report material operational matters and the general status of ongoing operations (to the extent KT reasonably requires such information);

           (d) AH shall notify KT of any emergency or other change in the normal course of its, its Subsidiaries' or any of the Private Funds' respective businesses or in the operation of its, its Subsidiaries, or any of the Private Funds' respective properties and of any complaints or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity;

           (e) AH shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its shares of capital stock or other equity securities or interests;

           (f) AH shall not, and shall not permit any of its Subsidiaries to, except (i) in the ordinary course of business consistent with past practice, (ii) as otherwise provided in this Agreement, or (iii) as required by applicable Law, adopt or amend any Employee Benefit Plan;

           (g) AH shall not, and shall not permit any of its Subsidiaries or any of the Private Funds to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights, other than securities acquired or disposed of in connection with trading activities or investments in capital market securities, in each case, in the ordinary course of business consistent with past practice;

           (h) AH shall not, and shall not permit its Subsidiaries or any of the Private Funds to, propose or adopt any amendments to their respective certificates of incorporation, bylaws or other similar governing documents;

           (i) AH shall not, and shall not permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class or other equity securities or interests (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, or otherwise);

           (j) AH shall not, and shall not permit any of its Subsidiaries or any of the Private Funds to, purchase, or redeem any shares of its stock or other equity securities or interests or any rights, warrants or options to acquire any such shares, securities or interests, except for redemptions of interests in any of the Private Funds in the ordinary course of business and in accordance with the terms of their respective governing instruments as in effect on the date hereof;

           (k) AH shall not, and shall not permit any of its Subsidiaries or any of the Private Funds to, incur, assume or prepay any indebtedness or any other material liabilities;

           (l) AH shall not, and shall not permit any of its Subsidiaries or any of the Private Funds to, sell, lease, license, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of its properties or assets (including securitization), other than in the ordinary course of business consistent with past practice;

           (m) AH shall not, and shall not permit any of its Subsidiaries or any of the Private Funds to, take any action or fail to take any action, which action or failure could reasonably be expected to cause the Mergers not to constitute transactions described in Section 351 or, in the case of the KT Merger, Section 368(a) of the Code;

           (n) AH shall not, and shall not permit any of its Subsidiaries or any of the Private Funds to, make any material Tax election, file any amended Tax Return or settle or compromise any material Tax liability;

           (o) AH shall not, and shall not permit any of it Subsidiaries or any of the Private Funds to, waive, release, assign, settle or compromise any material claims or litigation;

           (p) AH shall not, and shall not permit any of its Subsidiaries or any of the Private Funds to, take any action or fail to take any action, which action or failure could reasonably be expected to prevent accounting for the Mergers in accordance with the "pooling-of-interests" method of accounting as described in Section 3.26(a); and

           (q) AH shall not, and shall not permit any of its Subsidiaries or any of the Private Funds to, and the Members shall not, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (i) make any representation or warranty made by AH or any of the Members in Article III hereof untrue or incorrect or (ii) result in any of the conditions to the Mergers set forth in Article VI not being satisfied.

           (B) Except as set forth in Section 5.1(B) of the KT Disclosure Schedule, from and after the date hereof and prior to the Effective Time or the Termination Date, and except as may be agreed in writing by AH or as may be expressly provided for or permitted pursuant to this Agreement:

           (a) KT shall not, and shall not permit any of its Subsidiaries to, take any action or fail to take any action, which action or failure could reasonably be expected to cause the Mergers not to constitute transactions described in Section 351 or, in the case of the KT Merger,
 Section 368(a) of the Code;

           (b) KT shall not, and shall not permit any of its Subsidiaries to, take any action or fail to take any action, which action or failure could reasonably be expected to prevent accounting for the Mergers in accordance with the "pooling-of-interests" method of accounting as described in Section 3.26(a);

           (c) KT shall not, and shall not permit any of its Subsidiaries to, make any sale, transfer or disposition of material assets, securities or businesses (whether by merger, consolidation or otherwise) or enter into an agreement to acquire material assets of, or enter into a material joint venture with, another person, in each case, that would cause a material delay in the completion of the transactions contemplated by this Agreement; and

           (d) KT shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (i) make any representation or warranty made by KT in Article IV hereof untrue or incorrect or (ii) result in any of the conditions to the Mergers set forth in Article VI not being satisfied.

           Section 5.2 Investigation. Each of AH and KT shall (and shall cause its respective Subsidiaries to) afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Justice, the Federal Trade Commission or any other Governmental Entity and shall use their reasonable best efforts to cause their respective representatives and Subsidiaries to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request; provided, that nothing herein shall require either AH or KT or any of their respective Subsidiaries to disclose any information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated by this Agreement are not consummated. The parties hereby agree that each of them will treat any such information in accordance with the Confidentiality Agreement, dated as of September 14, 1999, between AH and
 KT (the "Confidentiality Agreement").   Notwithstanding any provision of
 this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable Laws.

           Section 5.3  NASDAQ Filings and Other Cooperation.

           (a) As promptly as reasonably practicable following the date of this Agreement, KT shall prepare and file with the NMS application for approval for quotation on the NMS of the shares of Parent Common Stock issuable in the Mergers or upon exercise of KT stock options, warrants, conversion rights or other rights or vesting or payment of other KT equity-based awards, and use its reasonable best efforts to obtain, prior to the KT Effective Time, approval for such quotation of such Parent Common Stock, subject only to official notice of issuance.

           (b) AH and its Subsidiaries shall promptly provide to KT and Parent any information and materials (including audited and unaudited financial statements) reasonably requested by KT or Parent.

           (c) KT and AH shall cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

           (d) Subject to the limitations contained in Section 5.2, AH and KT shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

           (e) KT shall cause Parent, SubKT and SubAH to adopt this Agreement and take all additional actions as may be necessary to cause Parent, SubKT and SubAH to effect the transactions contemplated hereby.

           Section 5.4 Affiliate Agreements. AH shall, as soon as reasonably practicable, deliver to KT a list (reasonably satisfactory to counsel for KT), setting forth the names and addresses of all persons who as of the date hereof, to the knowledge of AH, may be deemed "affiliates" (as hereinafter defined) of AH for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment. AH shall furnish such information and documents as KT may reasonably request for the purpose of reviewing such list. AH and the Members shall deliver to Parent a written agreement on or prior to the twentieth day after the date of this Agreement, in substantially the form of Exhibit D hereto (the "Affiliate Letters"), executed by each person who is identified as an "affiliate" (as hereinafter defined) in the list furnished pursuant to this Section 5.4 (an "AH Affiliate").

           Section 5.5  AH Employee Benefit Plans.

           (a) Parent and its Subsidiaries and affiliates agree to honor in accordance with their terms the Employee Benefit Plans or to provide substantially similar rights and benefits under comparable plans of Parent or any of its Subsidiaries.

           (b) Parent shall take, and shall cause the Surviving LLC and its Subsidiaries and all other affiliates of Parent to use their reasonable best efforts to take, the following actions: (i) waive any limitations regarding pre-existing conditions and eligibility waiting periods under any welfare or other employee benefit plan maintained by any of them for the benefit of employees of AH or any of its Subsidiaries immediately prior to the Effective Time (the "AH Employees") or in which AH Employees participate after the Effective Time except to the extent any such limitations or waiting periods in effect under comparable Employee Benefit Plans have not been satisfied as of the Effective Time, (ii) provide each AH Employee with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, and (iii) for all purposes (other than for purposes of benefit accruals under any defined benefit pension plan) under all compensation and benefit plans and policies applicable to AH Employees, treat all service by AH Employees with AH or any of its Subsidiaries or affiliates before the Effective Time as service with Parent and its Subsidiaries and affiliates.

           (c) From and after the Effective Time, Parent agrees that the AH Employees will be eligible to participate in employee incentive or benefit plans, programs or arrangements of Parent, including stock option plans, on the same terms as other employees of Parent and its Subsidiaries.

           Section 5.6  KT Employee Stock Options, Incentive and Benefit
 Plans.

           (a) Simultaneously with the KT Merger, (i) each outstanding option ("KT Stock Options") to purchase or acquire a share of KT Class A Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by KT ("KT Option Plans") shall be converted into an option to purchase the number of shares of Parent Common Stock equal to the number of shares of KT Class A Common Stock which could have been obtained prior to the KT Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of KT Class A Common Stock subject to an option under the KT Option Plans, and all references in each such option to KT shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of KT under the KT Option Plans. The other terms of each such KT Stock Option, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration of vesting or payment.

           (b) Simultaneously with the KT Merger, each outstanding award including restricted stock and phantom stock or common stock equivalents ("KT Award") under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by KT which provide for grants of equity-based awards shall be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms of such KT Awards as are appropriate to preserve the value inherent in such KT Awards with no detrimental effects on the holders thereof. The other terms of each KT Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration of vesting or payment. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the KT Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted in accordance with the provisions of Section 2.1(b).

           (c) KT agrees that each of its employee incentive or benefit plans, programs and arrangements and non-employee director plans shall be amended, to the extent necessary and appropriate, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of KT Class A Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. At or prior to the KT Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the KT Stock Options. As soon as practicable after the KT Effective Time, Parent shall either (i) file one or more registration statements on Form S-1, Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or (ii) take such action as is required under Rule 414 under the Securities Act (or any successor provision) to permit Parent to succeed to the existing registration statement on Form S-8 of KT, in each case, with respect to the Parent Common Stock subject to such KT Stock Options, and shall maintain the effectiveness of such registration statements and the current status of the prospectus or prospectuses contained therein, for so long as such KT Stock Options remain outstanding.

           Section 5.7 Filings; Other Action. Subject to the terms and conditions herein provided, AH and KT shall (a) promptly make all filings necessary in connection with the Required Statutory Approvals and the KT Required Statutory Approvals (including, without limitation, filing the notifications provided for under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")), (b) use reasonable efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, including the Required Third Party Consents and the KT Required Third Party Consents, and (c) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby. Without limiting the foregoing, each of the parties shall take all necessary action to cause the expiration of the notice periods under the HSR Act with respect to the Mergers as promptly as reasonably practicable after the date of this Agreement.

           Section 5.8 Further Assurances. Subject to the terms and conditions provided in this Agreement and to applicable legal requirements, each of the parties hereto agrees to use its best efforts, in the case of KT consistent with the fiduciary duties of KT's Board of Directors, to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable Laws to ensure that the conditions set forth in Article VI are satisfied and to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties to this Agreement shall take all such necessary action.

           Section 5.9 Notification of Certain Matters. AH and the Members, on the one hand, and KT, on the other hand, shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time,
 (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of AH, a Material Adverse Effect on AH, and, in the case of KT, a Material Adverse Effect on KT, (b) any failure of AH or KT, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement, and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement.

           Section 5.10  No Solicitation by AH.

           (a) AH shall not, nor shall it authorize or permit any of its Subsidiaries to, authorize or permit any of its directors, officers, employees or affiliates or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate or encourage, any inquiries or the making of any proposal which constitutes any Takeover Proposal (as defined below) (or could be expected to lead to a Takeover Proposal) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to any direct or indirect acquisition or purchase of a business, material assets or any equity securities or interests of AH or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning any equity securities or interests of AH or any of its Subsidiaries, any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving AH or any of its Subsidiaries, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated hereby or which could reasonably be expected to dilute the benefits to Parent and KT of the transactions contemplated hereby, in each case other than the transactions contemplated by this Agreement.

           (b)  In addition to the obligations of AH set forth in paragraph
 (a) of this Section 5.10, AH shall immediately advise KT orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. AH will promptly keep Parent and KT informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

           (c) Immediately after the execution and delivery of this Agreement, AH will, and will cause its Subsidiaries and affiliates, and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Takeover Proposal. AH agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of
 Section 5.10(a) of the obligations undertaken in this Section  5.10.

           (d) The Members of AH have resolved by unanimous written consent to adopt and approve this Agreement and the Mergers.

           Section 5.11 Public Announcement. From and after the date of this Agreement until the Effective Time or the Termination Date, AH and KT will, to the extent practicable, consult with and provide each other the reasonable opportunity to review and comment upon any press release relating to AH and the transactions contemplated by this Agreement prior to the issuance of such press release and shall not issue such press release prior to such consultation except as may be required by Law or by obligations pursuant to any agreement with any national securities exchange or quotation system.

           Section 5.12  Indemnification and Insurance.

           (a) Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the AH Effective Time now existing in favor of the current or former members or officers of AH (the "AH Indemnified Parties") as provided in its organizational documents or in any agreement shall survive the AH Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall indemnify the AH Indemnified Parties to the same extent as such AH Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

           (b) For three years from the Effective Time, Parent shall maintain in effect AH's current members' and officers' liability insurance policy (the "AH Policy") covering those persons who are currently covered by the AH Policy (a copy of which has been heretofore delivered to Parent and KT); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by AH for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that Parent may meet its obligations under this paragraph by covering the above people under Parent's or one of its Significant Subsidiaries' insurance policy or policies on the terms described above.

           (c) Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the KT Effective Time now existing in favor of the current or former directors or officers of KT (the "KT Indemnified Parties") as provided in its charter or bylaws or in any agreement shall survive the KT Merger and shall continue in full force and effect in accordance with their terms. For six years from the KT Effective Time, Parent shall indemnify the KT Indemnified Parties to the same extent as such KT Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

           (d) For three years from the KT Effective Time, Parent shall maintain in effect KT's current directors' and officers' liability insurance policy (the "KT Policy"), covering those persons who are covered by the KT Policy (a copy of which has been heretofore delivered to Parent and AH); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums to be paid by KT for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that Parent may meet its obligations under this paragraph by covering the above people under Parent's or one of its Significant Subsidiaries' insurance policy or policies on the terms described above.

           Section 5.13 Section 16(b). KT and Parent shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of KT (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of KT or (b) at the KT Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

           Section 5.14  Members' Non-Compete.

           (a)  Each of the Members acknowledges that the covenants in this
 Section 5.14 are an essential element of the Mergers and a fundamental inducement to Parent to enter into this Agreement. Moreover, each of the Members acknowledges that the business of AH or KT is or can be conducted in any location throughout the United States, Europe or anywhere else in the world.

           (b) Without the express prior written consent of Parent, none of the Members shall, at any time during the five-year period immediately following the AH Closing Date, directly or indirectly, engage in, or otherwise directly or indirectly be employed by or act as a consultant or lender to, or be a director, officer, principal, agent, stockholder, member, owner or partner of, or permit his name to be used in connection with the activities of, or be related to or otherwise affiliated in any manner with, any other business or organization anywhere in the world which competes, directly or indirectly, with the business of AH or KT; provided, that the foregoing shall not prohibit (i) the Members from, individually or collectively, owning as a passive investment 5% or less of the equity of any publicly-traded entity or (ii) each Member from providing investment consulting services to such Member and the members of his family (and employing up to five individuals in trading activities related thereto), in the case of clause (ii), to the extent that such provision or employment does not violate or interfere with any obligations of such Member to Parent or any of its Subsidiaries.

           (c) If it is ever held that the restriction placed on any Member by this Section 5.14 is too onerous and is not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party of parties hereto.

           Section 5.15  Non-Solicitation of Employees.

           (a)  Each of the Members acknowledges that the covenants in this
 Section 5.15 are an essential element of the Mergers and a fundamental inducement to Parent to enter into this Agreement.

           (b) From and after the date hereof, none of the Members shall, without the express prior written consent of Parent, for a period of five
 (5) years from the AH Closing Date, directly or indirectly solicit, encourage, entice or induce any person who is an employee or consultant of AH or any of its Subsidiaries at or subsequent to the date hereof, to terminate his or her employment or consultancy with Parent or any of its Subsidiaries or directly or indirectly hire or employ any person who is an employee or consultant of AH or any of the Subsidiaries at the date hereof or who become an employee or consultant of AH or any of the Subsidiaries after the date hereof; provided, that the foregoing shall not in any manner restrict managerial determinations regarding employment matters by Members who are then employees of Parent or any of its Subsidiaries.

           (c) If it is ever held that the restriction placed on any Member by this Section 5.15 is too onerous and is not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that any court of competent jurisdiction may impose lesser restrictions which such court may consider to be necessary or appropriate to properly protect the other party or parties hereto.

           Section 5.16 Pooling Letters. Each of AH and KT will use its reasonable best efforts to cause its respective independent public accountants to deliver a customary "pooling-of-interests" letter, dated as of the AH Closing Date.

           Section 5.17 Resale Registration. Upon written request by the Members, Parent shall use its reasonable best efforts to cause to become effective, as soon as reasonably practicable after receipt of such request (but in no event prior to the expiration of the Pooling Period (as defined in the Affiliate Letter)), one shelf registration statement on Form S-3 for the purpose of permitting resale (in accordance with the methods of distribution reasonably requested by the Members) of up to 2,500,000 shares of Parent Common Stock received pursuant hereto by the Members (to be allocated pro rata among the Members or pursuant to such other allocation agreed upon by the Members). The effectiveness of the Registration Statement shall be maintained for so long as is necessary after the Effective Time in order to permit such resales by the relevant Members, but in no event beyond the first anniversary of the AH Effective Time. The obligations of Parent to cause or maintain the effectiveness of such registration statement and the ability of the relevant Members to execute any transaction pursuant to such registration statement shall be subject to reasonable delay if the Board of Directors and/or President of Parent reasonably and in good faith determines that such effectiveness would (i) require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (ii) materially interfere in a pending material transaction involving Parent and/or its Subsidiaries.


                                 ARTICLE VI
                          CONDITIONS TO THE MERGERS

           Section 6.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the KT Effective Time and the AH Effective Time, as applicable, of the following conditions:

           (a) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or governmental body which prohibits the consummation of the Mergers and which remains in effect.

           (b) The shares of Parent Common Stock issuable in the Mergers shall have been approved for quotation on the NMS, subject only to official notice of issuance.

           (c) (i) Any applicable waiting period under the HSR Act shall have expired or been terminated and (ii) any other Required Statutory Approval and KT Required Statutory Approval shall have been granted or obtained.

           Section 6.2 Conditions to Obligations of AH to Effect the AH Merger. The obligation of AH to effect the AH Merger is further subject to the conditions that:

           (a) The representations and warranties of KT set forth herein shall be true and correct both when made and at and as of the KT Effective Time and, in the case of Sections 4.5 and 4.8, at and as of the AH Effective Time, as if made at and as of such times (except to the extent expressly made as of an earlier date, in which case as of such date).

           (b) KT shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the AH Effective Time.

           (c) KT shall have delivered to AH a certificate, dated the AH Effective Time and signed by its President and Chief Executive Officer, certifying to the effects of Section 6.2(a) and Section 6.2(b).

           (d) All third party consents or approvals required to be obtained under any KT Agreement, the failure of which to obtain prior to the AH Effective Time could reasonably be expected, individually or in the aggregate, to materially impair the ability of KT to perform its obligations under this Agreement or consummate the Mergers or the other transactions contemplated hereby, shall have been obtained.

           Section 6.3 Conditions to Obligations of KT to Effect the KT Merger and of Parent to Effect the AH Merger. The obligations of KT to effect the KT Merger (other than those conditions that by their nature are to be satisfied at the AH Closing, but which are reasonably expected by the parties to be so satisfied) and of Parent to effect the AH Merger are further subject to the conditions that:

           (a) The representations and warranties of each of AH and the Members set forth herein shall be true and correct both when made and at and as of the AH Effective Time, as if made at and as of such times (except to the extent expressly made as of an earlier date, in which case as of such date).

           (b) Each of AH and the Members shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the AH Effective Time.

           (c) The total Net Assets reflected on the unaudited consolidated statement of financial condition of AH as of the AH Closing Date shall be at least $38.0 million.

           (d) AH and the Members shall have delivered to KT a certificate, dated the AH Effective Time and signed by AH's Chief Executive Officer and each of the Members, certifying to the effects of Section 6.3(a), (b) and
 (c) above.

           (e)  All Required Third Party Consents shall have been obtained.

           (f) Parent and KT shall have received a letter, dated the AH Closing Date, from PricewaterhouseCoopers LLP and addressed to Parent and KT, in form and substance reasonably satisfactory to KT, that the Mergers can properly be accounted for as a "pooling-of-interests" transaction.

           (g) Each Member shall have delivered to Parent and KT a certificate as contemplated under and meeting the requirements of Section 1.1445-2(b)(2)(i) of the Treasury regulations, to the effect that such Member is not a "foreign person" within the meaning of the Code and applicable Treasury regulations.

           (h) Parent and the Members shall have entered into the Escrow Indemnity Agreement to secure certain indemnification obligations of the Members pursuant to Article VIII hereof and, contemporaneously with the AH Closing, the Members shall have deposited the Escrow Shares with the Escrow Agent as required by Section 2.3(g) hereof.

           (i) Each of the AH Affiliates shall have delivered an Affiliate Letter to Parent.

           (j) The New Employment Agreements entered into between AH and each of the Members on the date hereof shall be in full force and effect on the AH Closing Date and none of the Members shall have refused to perform services under such New Employment Agreements in violation of such agreements or be in material breach of such New Employment Agreements, and none of Messrs. Irvin Kessler, Efraim Gildor and Peter Hajas shall have died or become permanently incapacitated.

           (k) AH shall have delivered to Parent: (i) if the AH Effective Time is on or prior to January 31, 2000, audited consolidated statements of financial condition, income and cash flows of AH at and for the nine months ended September 30, 1999, or (ii) if the AH Effective Time is after January 31, 2000, audited consolidated statements of financial condition, income and cash flows of AH at and for the 12 months ended December 31, 1999.


                                 ARTICLE VII
                      TERMINATION, WAIVER AND AMENDMENT

           Section 7.1 Termination or Abandonment. This Agreement may be terminated at any time prior to the AH Effective Time:

           (a)  by the mutual written consent of AH and KT;

           (b) by either KT or AH if the AH Effective Time shall not have occurred on or before September 30, 2000; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Mergers on or before such date;

           (c) by either KT or AH if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated by a United States federal or state governmental body prohibiting the consummation of the Mergers substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered by a United States federal or state court permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable;

           (d)  by KT, if AH shall breach Section 5.10;

           (e) by AH, if there shall have been a material breach by KT of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied, and such breach (if curable) shall not have been cured within 30 days after notice thereof shall have been received by KT; or

           (f) by KT, if there shall have been a material breach by AH or any of the Members of their respective representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied, and such breach (if curable) shall not have been cured within 30 days after notice thereof shall have been received by AH.

           Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of the penultimate sentence of Section 5.2 and Sections 7.3 and 9.1), and there shall be no other liability on the part of KT, on the one hand, and AH and the Members, on the other hand, to the other except liability arising out of a wilful and material breach of this Agreement or as provided for in the Confidentiality Agreement.

           Section 7.3  Termination Fee.

           (a) In the event that (i) this Agreement is terminated by KT pursuant to Section 7.1(d), or (ii) this Agreement is terminated by KT pursuant to Section 7.1(f) as a result of any wilful and material breach by AH or any of its Subsidiaries or any Member of any representation, warranty, covenant or agreement set forth in this Agreement, then AH and the Members, jointly and severally, shall be obligated to promptly pay to KT a fee equal to $10.0 million; provided, that if within twelve (12) months after the date this Agreement is terminated under circumstances described in clause (i) or (ii) above, AH, any of its Subsidiaries, any of the Members or any of their respective affiliates enters into any letter of intent, agreement in principle, acquisition agreement or other agreement related to any Takeover Proposal or a Takeover Proposal is consummated with any third party, then AH and the Members, jointly and severally, shall be obligated to pay to KT an additional fee equal to $40.0 million (either such fee, the "Termination Fee"), in each case payable by wire transfer of same day funds. AH and the Members expressly acknowledge that the agreements contained in this Section 7.3(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, KT would not enter into this Agreement; accordingly, if AH and the Members fail promptly to pay the Termination Fee, and, in order to obtain such payment, KT commences a suit which results in a judgment against AH and/or the Members for the Termination Fee, AH and the Members expressly shall be obligated, jointly and severally, to pay to KT its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

           (b) In the event that this Agreement is terminated by AH pursuant to Section 7.1(e) as a result of any wilful and material breach by KT or any of its Subsidiaries of any representation, warranty, covenant or agreement set forth in this Agreement, then KT shall be obligated to promptly pay to AH a fee equal to $10.0 million (the "KT Termination Fee"), payable by wire transfer of same day funds. KT expressly acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, AH would not enter into this Agreement; accordingly, if KT fails promptly to pay the KT Termination Fee, and, in order to obtain such payment, AH commences a suit which results in a judgment against KT for the KT Termination Fee, KT expressly shall be obligated to pay to AH its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the KT Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

           (c) The payment of any fee pursuant to this Section 7.3 shall be made to an account designated in writing by the party entitled to receive such fee.

           Section 7.4 Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in writing by the parties with respect to any of the terms contained in this Agreement.

           Section 7.5 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may:

           (a) extend the time for the performance of any of the obligations or acts of any other party;

           (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto; or

           (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained herein.

 Notwithstanding the foregoing no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                ARTICLE VIII
                               INDEMNIFICATION

           Section 8.1  Indemnification by the Members.  Subject to Section
 8.3 below and the terms of the Escrow Indemnity Agreement, each of the Members shall jointly and severally indemnify Parent and its Subsidiaries and their respective successors and permitted assigns and their respective officers, directors, employees, agents and affiliates (other than the Members and their affiliates) (collectively, the "Parent Indemnified Parties") from and against and shall reimburse the same for and in respect of any and all losses, reasonable costs, fines, liabilities, claims, penalties, damages and reasonable expenses (including all legal fees and expenses) of any nature or kind (collectively "Losses") which may be claimed or assessed against any of them or to which any of them may be subject, in connection with any and all claims, suits or asserted Losses which are related to the inaccuracy or incompleteness of any representation or warranty made by AH or any of the Members that is contained in or made pursuant to Article III of this Agreement, any breach of any agreement or covenant of AH or any of the Members contained in this Agreement, or any claim of any former member of AH arising out of this Agreement and any agreements executed in connection herewith and the transactions contemplated hereby and thereby. Notwithstanding the preceding sentence, the Members shall not be obligated under this Article VIII to indemnify the Parent Indemnified Parties in respect of trading losses resulting from the ordinary course of business trading activities.

           Section 8.2  Indemnification Procedures.

           (a)  Notice.   A party entitled to indemnification under this
 Article VIII (an "Indemnified Party") agrees to give each party obligated to provide indemnification pursuant to this Article VIII (an "Indemnifying Party") prompt written notice (the "Claim Notice") of any claim, assertion, event, condition or proceeding by or in respect of any third party (each, a "Third Party Claim") of which it has knowledge concerning any liability or damage as to which it may request indemnification hereunder. The Claim Notice shall describe in reasonable detail the nature of the claim, including an estimate, if practicable, of the amount of Losses that have been or may be suffered or incurred by the Indemnified Party attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement.

           (b)  Conduct of Defense.   An Indemnifying Party shall have the
 right, upon written notice to the Indemnified Party (the "Defense Notice") within ten business days of its receipt from the Indemnified Party of the Claim Notice, to conduct at its expense the defense against such Third Party Claim in its own name, or, if necessary, in the name of the Indemnified Party. When the Indemnifying Party assumes the defense, the Indemnified Party shall have the right to reasonably approve the defense counsel and no such claim may be compromised or settled without the express prior written consent of the Indemnified Party; provided, however, that in any case in which the Indemnified Party withholds consent to any such proposed compromise or settlement, thereafter the maximum liability of the Indemnifying Party under this Article VIII to such Indemnified Party with respect to the relevant Third Party Claim shall not exceed the amounts set forth in such proposed compromise or settlement. In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of such Third Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance, personnel, witnesses and materials as the Indemnifying Party may reasonably request. Regardless of which party defends such Third Party Claim, the other party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. In the event that the Indemnifying Party shall fail to give the Defense Notice within the time prescribed by Section 8.2(b), the Indemnified Party shall have the sole right to conduct such defense and the Indemnified Party may pay, compromise or defend such claim or proceeding at the Indemnifying Party's expense. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall promptly transmit to the Indemnifying Party a written notice describing in reasonable detail the nature of the claim and the basis of the Indemnified Party's request for indemnification under this Agreement.

           Section 8.3 Limitations on Indemnification. Any liabilities of the Members pursuant to this Article VIII shall be satisfied pursuant to the terms of the Escrow Indemnity Agreement, which shall be the exclusive remedy available for satisfaction of any obligation of the Members pursuant to this Article VIII. Notwithstanding anything to the contrary in the charter, bylaws, other organizational documents, agreements (including, without limitation, the New Employment Agreements), insurance policies (including, without limitation, any directors' and officers' liability or other similar insurance policy) or other instruments of Parent or any of its Subsidiaries, no Member (or any of their respective affiliates) shall have any right to indemnification or other recovery thereunder or otherwise (whether as an officer, member, director, stockholder or in any other capacity) from Parent or any of its Subsidiaries with respect to any matter to the extent that the Members are liable, or would be liable but for the limitations on indemnification and limitations on survival of representations, warranties, covenants and agreements contained herein, to any of the Parent Indemnified Parties under this Article VIII with respect to such matter. The Members shall not be obligated to indemnify any of the Parent Indemnified Parties pursuant to this Article VIII until the aggregate Losses suffered by the Parent Indemnified Parties exceed $1.0 million, except to the extent that such Losses result from a wilful breach of a representation, warranty, agreement or covenant of AH or any of the Members; provided, however, that if at any time the aggregate Losses exceed $1.0 million, the Members shall be obligated to indemnify the relevant Parent Indemnified Parties for the full amount of such Losses in excess of $500,000.

           Section 8.4 Survival of Representations, Warranties and Covenants. The representations and warranties of AH and the Members contained in Article III hereof shall survive until the first anniversary of the AH Effective Time (the "Expiration Date"), and no party may seek indemnification under this Article VIII with respect to a breach of such a representation or warranty after the Expiration Date. Notwithstanding anything to the contrary contained herein, all representations and warranties made by AH and the Members pursuant to Article III of this Agreement, and the liability with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice stating the nature of the claim prior to the date on which such representation or warranty expires. The parties' respective covenants and agreements contained in this Agreement or in any certificate, schedule, list, exhibit, agreement, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall survive indefinitely unless otherwise set forth herein or therein; provided, however, that no party may seek indemnification under this
 Article VIII with respect to any breach of such a covenant or agreement after the Expiration Date, except with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has given written notice stating the nature of the claim prior to the Expiration Date. Notwithstanding anything to the contrary in this Agreement, (a) no investigation by a party shall affect the representations, warranties, covenants and agreements of the other parties under this Agreement or in any certificate, schedule, list, exhibit, agreement, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby furnished or to be furnished to the other parties and (b) such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the consummation of the Mergers or of the fact that the other party or parties knew or should have known that any of the same is or might be inaccurate in any respect.


                                 ARTICLE IX

                                MISCELLANEOUS

           Section 9.1 Expenses. Whether or not the Mergers are consummated, all costs and expenses incurred by AH, its Subsidiaries and the Members in connection with the Mergers, this Agreement and the transactions contemplated hereby (including, without limitations, all fees and expenses of Goldman, Sachs & Co., Ernst & Young LLP, and Latham & Watkins), shall be paid by AH and all costs and expenses incurred by KT and its Subsidiaries in connection with the Mergers, this Agreement and the transactions contemplated hereby shall be paid by KT.

           Section 9.2 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

           Section 9.3  Governing Law and Venue; Waiver of Jury Trail.

           (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES. The parties irrevocably submit to the jurisdiction of the courts of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

           (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
 EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.3.

           Section 9.4 Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.4 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 9.4:

           To KT, Parent, SubKT or SubAH:

                Knight/Trimark Group, Inc.
                Newport Tower
                525 Washington Blvd.
                Jersey City, New Jersey 07310
                Attention: Michael Dorsey, Esq.
                Telecopy: (201) 222-1799

           copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                919 Third Avenue
                New York, New York 10022
                Attention: Morris J. Kramer, Esq.
                Telecopy:  (212) 735-2000

           To AH or the Members:

                Arbitrade Holdings LLC
                130 Cheshire Lane
                Minnetonka, Minnesota 55305
                Attention: Colin Lancaster, Esq.
                Telecopy:  (612) 249-5399

           copy to:

                Latham & Watkins
                233 S. Wacker Drive, Suite 5800
                Chicago, Illinois  60606
                Attention: Michael D. Levin, Esq.
                Telecopy:  (312) 993-9767

           Section 9.5 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the express prior written consent of the other parties; provided, however, that Parent may assign its rights under Sections 5.14 and 5.15 and
 Article VIII of this Agreement in connection with direct or indirect sale or other disposition of a business, material assets or any equity securities or interests of Parent or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Significant Subsidiaries. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

           Section 9.6 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

           Section 9.7 Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

           Section 9.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement (and the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Section 5.12 and
 Article VIII hereof and except as set forth in the proviso to the first sentence of Section 9.5, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

           Section 9.9 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

           Section 9.10 Definitions. References in this Agreement to "Subsidiaries" of any person shall mean (a) any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person, (b) any limited partnership of which such person is a general partner, or (c) any other person (other than a corporation or limited partnership) in which such person, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof; provided, however, that references to Subsidiaries of AH shall not include the Private Funds. For the purposes of Sections 3.1(c), 3.1(d) (other than the first sentence thereof), 3.5, 3.6 through 3.8, 3.10, 3.11, 3.13 through 3.19, 3.21 through 3.24, and 3.26, references in this Agreement to any person shall include all predecessors of such person. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in this Agreement to a "person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority. Notwithstanding the foregoing, none of Parent, SubKT and SubAH shall be deemed to be an "affiliate" or a "Subsidiary" of KT. References in this Agreement to the "knowledge" of AH shall refer to the knowledge of each of the Members and the members of senior management of AH and its Subsidiaries. Reference in this Agreement to the "knowledge" of KT shall refer to the knowledge of each of the members of senior management of KT and its Subsidiaries.

           Section 9.11 Obligations of AH and KT. Whenever this Agreement requires a Subsidiary of AH or a Private Fund to take any action, that requirement shall be deemed to include an undertaking on the part of AH to cause that Subsidiary or Private Fund to take that action. Whenever this Agreement requires a Subsidiary of KT to take any action, that requirement shall be deemed to include an undertaking on the part of KT to cause that Subsidiary to take that action.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                     KT HOLDING COMPANY


                     By:  /s/ Kenneth D. Pasternak
                          ------------------------------------------------
                          Name:  Kenneth D. Pasternak
                          Title: Chief Executive Officer and President


                     KT ACQUISITION I CORP.


                     By:  /s/ Kenneth D. Pasternak
                          ------------------------------------------------
                          Name: Kenneth D. Pasternak
                          Title: Chief Executive Officer and President


                     AH ACQUISITION I L.L.C.


                     By:  /s/ Kenneth D. Pasternak
                          ------------------------------------------------
                          Name: Kenneth D. Pasternak
                          Title: Chief Executive Officer and President


                     KNIGHT/TRIMARK GROUP, INC.


                     By:  /s/ Kenneth D. Pasternak
                          ------------------------------------------------
                          Name: Kenneth D. Pasternak
                          Title: Chief Executive Officer and President


                     ARBITRADE HOLDINGS LLC


                     By:  /s/ Irvin Kessler
                          ------------------------------------------------
                          Name: Irvin Kessler
                          Title:  Managing Director


                          /s/ Peter Hajas
                          ------------------------------------------------
                          PETER HAJAS


                          /s/ Merrill Ferguson
                          ------------------------------------------------
                          MERRILL FERGUSON


                          /s/ Mark Lyons
                          ------------------------------------------------
                          MARK LYONS


                          /s/ Irvin Kessler
                          ------------------------------------------------
                          TARMACHAN CAPITAL MANAGEMENT, INC.


                          /s/ Irvin Kessler
                          ------------------------------------------------
                          TARMACHAN CAPITAL CO.


                          /s/ Irvin Kessler
                          ------------------------------------------------
                          DEEPHAVEN INC.


                          /s/ Efraim Gildor
                          ------------------------------------------------
                          GILDOR TRADING, INC.


 Other than for
 purposes of Articles I,
 II (except Section
 2.3(g)) and IV:          /s/ Irvin Kessler
                          ------------------------------------------------
                          IRVIN KESSLER


 Other than for
 purposes of Articles I,
 II (except Section
 2.3(g)() and IV:         /s/ Efraim Gildor
                          ------------------------------------------------
                          EFRAIM GILDOR





                             TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

                                 ARTICLE I

 THE MERGERS; CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . 2

 Section 1.1  The KT Merger  . . . . . . . . . . . . . . . . . . . . . . . 2
 Section 1.2  The AH Merger  . . . . . . . . . . . . . . . . . . . . . . . 2
 Section 1.3  KT Closing . . . . . . . . . . . . . . . . . . . . . . . . . 3
 Section 1.4  AH Closing . . . . . . . . . . . . . . . . . . . . . . . . . 3
 Section 1.5  KT Effective Time  . . . . . . . . . . . . . . . . . . . . . 3
 Section 1.6  AH Effective Time  . . . . . . . . . . . . . . . . . . . . . 3
 Section 1.7  Effects of the Mergers . . . . . . . . . . . . . . . . . . . 4
 Section 1.8  Directors  . . . . . . . . . . . . . . . . . . . . . . . . . 5
 Section 1.9  Parent Charter Documents and Name  . . . . . . . . . . . . . 5


                                 ARTICLE II
               EFFECT OF THE MERGERS ON THE EQUITY SECURITIES
                         OF KT AND AH; CERTIFICATES .. . . . . . . . . . . 5

 Section 2.1  Effect on KT Stock and SubKT Stock . . . . . . . . . . . . . 5
 Section 2.2  Effect on AH Membership Units and SubAH Membership Interests 6
 Section 2.3  Exchange of Certificates . . . . . . . . . . . . . . . . . . 7


                                 ARTICLE III
                       REPRESENTATIONS AND WARRANTIES
                            OF AH AND THE MEMBERS  . . . . . . . . . . .  9

 Section 3.1  Organization, Qualification, Etc . . . . . . . . . . . . . . 9
 Section 3.2  Membership Units . . . . . . . . . . . . . . . . . . . . .  10
 Section 3.3  Authority Relative to this Agreement . . . . . . . . . . .  11
 Section 3.4  Non-Contravention; Consents and Approvals  . . . . . . . .  11
 Section 3.5  Financial Statements; Financial Condition  . . . . . . . .  12
 Section 3.6  Environmental Matters. . . . . . . . . . . . . . . . . . .  13
 Section 3.7  Employee Benefit Plans; ERISA. . . . . . . . . . . . . . .  14
 Section 3.8  Tax Matters  . . . . . . . . . . . . . . . . . . . . . . .  17
 Section 3.9  No Undisclosed Material Liabilities  . . . . . . . . . . .  19
 Section 3.10  Labor Relations . . . . . . . . . . . . . . . . . . . . .  19
 Section 3.11  Permits . . . . . . . . . . . . . . . . . . . . . . . . .  19
 Section 3.12  Absence of Certain Changes or Events  . . . . . . . . . .  20
 Section 3.13  No Defaults . . . . . . . . . . . . . . . . . . . . . . .  21
 Section 3.14  Litigation  . . . . . . . . . . . . . . . . . . . . . . .  21
 Section 3.15  Intellectual Property . . . . . . . . . . . . . . . . . .  22
 Section 3.16  Non-Competition Agreements  . . . . . . . . . . . . . . .  24
 Section 3.17  Certain Agreements  . . . . . . . . . . . . . . . . . . .  25
 Section 3.18  Real Property . . . . . . . . . . . . . . . . . . . . . .  25
 Section 3.19  Investment Company Act  . . . . . . . . . . . . . . . . .  25
 Section 3.20  Brokers . . . . . . . . . . . . . . . . . . . . . . . . .  26
 Section 3.21  Certain Representations and Warranties as to Private Funds.26
 Section 3.22  Compliance with Law.  . . . . . . . . . . . . . . . . . .  29
 Section 3.23  Agreements with Regulatory Agencies . . . . . . . . . . .  30
 Section 3.24  Investment Securities.  . . . . . . . . . . . . . . . . .  30
 Section 3.25  Interest Rate Risk Management Instruments.    . . . . . .  30
 Section 3.26  Pooling . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                 ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF KT   . . . . . . .  31

 Section 4.1  Organization, Qualification, Etc.  . . . . . . . . . . . .  31
 Section 4.2  Capital Stock  . . . . . . . . . . . . . . . . . . . . . .  32
 Section 4.3  Corporate Authority Relative to this Agreement . . . . . .  33
 Section 4.4  Non-Contravention; Consents and Approvals. . . . . . . . .  34
 Section 4.5  Reports and Financial Statements . . . . . . . . . . . . .  34
 Section 4.6  No Prior Activities  . . . . . . . . . . . . . . . . . . .  35
 Section 4.7  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Section 4.8  Absence of Certain Changes or Events . . . . . . . . . . .  35
 Section 4.9  Pooling  . . . . . . . . . . . . . . . . . . . . . . . . .  36


                                  ARTICLE V
                          COVENANTS AND AGREEMENTS   . . . . . . . . . .  36

 Section 5.1  Conduct of Business Pending the Effective Time . . . . . .  36
 Section 5.2  Investigation  . . . . . . . . . . . . . . . . . . . . . .  39
 Section 5.3  NASDAQ Filings and Other Cooperation . . . . . . . . . . .  39
 Section 5.4  Affiliate Agreements . . . . . . . . . . . . . . . . . . .  40
 Section 5.5  AH Employee Benefit Plans  . . . . . . . . . . . . . . . .  40
 Section 5.6  KT Employee Stock Options, Incentive and Benefit Plans . .  41
 Section 5.7  Filings; Other Action  . . . . . . . . . . . . . . . . . .  42
 Section 5.8  Further Assurances . . . . . . . . . . . . . . . . . . . .  42
 Section 5.9  Notification of Certain Matters  . . . . . . . . . . . . .  43
 Section 5.10  No Solicitation by AH . . . . . . . . . . . . . . . . . .  43
 Section 5.11  Public Announcement . . . . . . . . . . . . . . . . . . .  44
 Section 5.12  Indemnification and Insurance . . . . . . . . . . . . . .  44
 Section 5.13  Section 16(b) . . . . . . . . . . . . . . . . . . . . . .  45
 Section 5.14  Members' Non-Compete  . . . . . . . . . . . . . . . . . .  45
 Section 5.15  Non-Solicitation of Employees . . . . . . . . . . . . . .  46
 Section 5.16  Pooling Letters . . . . . . . . . . . . . . . . . . . . .  47
 Section 5.17  Resale Registration . . . . . . . . . . . . . . . . . . .  47


                                 ARTICLE VI
                          CONDITIONS TO THE MERGERS  . . . . . . . . . .  47

 Section 6.1  Conditions to Each Party's Obligation to Effect the Mergers 47
 Section 6.2  Conditions to Obligations of AH to Effect the AH Merger  .  48
 Section 6.3  Conditions to Obligations of KT to Effect the KT Merger
              and of Parent to Effect the AH Merger . . . . . . . . . . . 48


                                 ARTICLE VII
                      TERMINATION, WAIVER AND AMENDMENT  . . . . . . . .  50

 Section 7.1  Termination or Abandonment . . . . . . . . . . . . . . . .  50
 Section 7.2  Effect of Termination  . . . . . . . . . . . . . . . . . .  50
 Section 7.3  Termination Fee  . . . . . . . . . . . . . . . . . . . . .  51
 Section 7.4  Amendment or Supplement  . . . . . . . . . . . . . . . . .  52
 Section 7.5  Extension of Time, Waiver, Etc.  . . . . . . . . . . . . .  52


                                ARTICLE VIII
                               INDEMNIFICATION . . . . . . . . . . . . .  52

 Section 8.1  Indemnification by the Members . . . . . . . . . . . . . .  52
 Section 8.2  Indemnification Procedures . . . . . . . . . . . . . . . .  53
 Section 8.3  Limitations on Indemnification . . . . . . . . . . . . . .  54
 Section 8.4  Survival of Representations, Warranties and Covenants  . .  54


                                 ARTICLE IX
                                MISCELLANEOUS  . . . . . . . . . . . . .  55

 Section 9.1  Expenses . . . . . . . . . . . . . . . . . . . . . . . . .  55
 Section 9.2  Counterparts; Effectiveness  . . . . . . . . . . . . . . .  55
 Section 9.3  Governing Law and Venue; Waiver of Jury Trail  . . . . . .  55
 Section 9.4  Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  56
 Section 9.5  Assignment; Binding Effect . . . . . . . . . . . . . . . .  57
 Section 9.6  Severability . . . . . . . . . . . . . . . . . . . . . . .  57
 Section 9.7  Enforcement of Agreement . . . . . . . . . . . . . . . . .  57
 Section 9.8  Entire Agreement; No Third-Party Beneficiaries . . . . . .  58
 Section 9.9  Headings . . . . . . . . . . . . . . . . . . . . . . . . .  58
 Section 9.10  Definitions . . . . . . . . . . . . . . . . . . . . . . .  58
 Section 9.11  Obligations of AH and KT  . . . . . . . . . . . . . . . .  59


                           INDEX OF DEFINED TERMS

 Term Section
 Advisers Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.21(h)
 affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.10
 Affiliate Letters . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.4
 affiliated company  . . . . . . . . . . . . . . . . . . . . . . . . .  3.19
 Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
 AH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
 AH Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.4
 AH Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  3.4(a)(ii)
 AH Certificate of Merger  . . . . . . . . . . . . . . . . . . . . . . . 1.6
 AH Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
 AH Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.4
 AH Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . 3
 AH Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.6
 AH Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . 5.5(b)(i)
 AH Financial Statements . . . . . . . . . . . . . . . . . . . . . .  3.5(a)
 AH Indemnified Parties  . . . . . . . . . . . . . . . . . . . . . . 5.12(a)
 AH Membership Units . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
 AH Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
 AH Merger Consideration . . . . . . . . . . . . . . . . . . . . . .  2.2(b)
 AH Merger Exchange Ratio  . . . . . . . . . . . . . . . . . . . . .  2.2(b)
 AH Organizational Documents . . . . . . . . . . . . . . . . . . . .  3.1(a)
 AH Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.11
 AH Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12(b)
 AH Real Property Leases . . . . . . . . . . . . . . . . . . . . . . .  3.18
 Average Price . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(b)
 Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.14
 Claim Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8.2(a)
 Class A Common Stock  . . . . . . . . . . . . . . . . . . . . . . .  1.7(d)
 Class A Membership Units  . . . . . . . . . . . . . . . . . . . . .  2.2(c)
 Class B Common Stock  . . . . . . . . . . . . . . . . . . . . . . .  1.7(d)
 Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
 Commodity Exchange Act  . . . . . . . . . . . . . . . . . . . . . . 3.21(h)
 Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.7(d)
 Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . 5.2
 control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.10
 controlled by . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.10
 DGCL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
 DLLCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
 Defense Notice  . . . . . . . . . . . . . . . . . . . . . . . . . .  8.2(b)
 disqualified individual . . . . . . . . . . . . . . . . . . . . . .  3.7(f)
 Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.6
 Employee Benefit Plan . . . . . . . . . . . . . . . . . . . . . . 3.7(g)(i)
 Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.1(c)
 Environmental Claim . . . . . . . . . . . . . . . . . . . . . . . 3.6(d)(i)
 Environmental Law . . . . . . . . . . . . . . . . . . . . . . .  3.6(d)(ii)
 ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.7(g)(ii)
 ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . 3.7(g)(iii)
 Escrow Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(g)
 Escrow Indemnity Agreement  . . . . . . . . . . . . . . . . . . . .  2.3(g)
 Escrow Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(g)
 excess parachute payment  . . . . . . . . . . . . . . . . . . . . .  3.7(f)
 Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.21(f)
 Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.3(b)
 Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.4
 extremely hazardous substances  . . . . . . . . . . . . . . . . 3.6(d)(iii)
 foreign person  . . . . . . . . . . . . . . . . . . . . . . . . . .  6.3(g)
 GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
 Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . .  3.8(i)
 Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . 3.6(d)(iii)
 hazardous substances  . . . . . . . . . . . . . . . . . . . . . 3.6(d)(iii)
 hazardous wastes  . . . . . . . . . . . . . . . . . . . . . . . 3.6(d)(iii)
 HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.7
 Indemnified Party . . . . . . . . . . . . . . . . . . . . . . . . .  8.2(a)
 Indemnifying Party  . . . . . . . . . . . . . . . . . . . . . . . .  8.2(a)
 Intellectual Property . . . . . . . . . . . . . . . . . . . . . 3.15(a)(ii)
 investment company  . . . . . . . . . . . . . . . . . . . . . . . . .  3.19
 Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . 3.21(h)
 Investment Fund Financial Statements  . . . . . . . . . . . . . . . 3.21(d)
 Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . . . 3.21(h)
 Investment Laws and Regulations . . . . . . . . . . . . . . . . . . 3.21(h)
 Investment Management Services  . . . . . . . . . . . . . . . . . . 3.21(h)
 IP Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . 3.15(a)(ii)
 IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.7(b)(vi)
 KT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
 KT Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  4.4(a)(ii)
 KT Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.6(b)
 KT Certificate of Merger  . . . . . . . . . . . . . . . . . . . . . . . 1.5
 KT Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
 KT Class A Common Stock . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
 KT Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3
 KT Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.3
 KT Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . 4
 KT Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.5
 KT Indemnified Parties  . . . . . . . . . . . . . . . . . . . . . . 5.12(c)
 KT Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
 KT Merger Consideration . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
 KT Merger Exchange Ratio  . . . . . . . . . . . . . . . . . . . . .  2.1(b)
 KT Option Plans . . . . . . . . . . . . . . . . . . . . . . . . . 5.6(a)(i)
 KT Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12(d)
 KT Required Statutory Approvals . . . . . . . . . . . . . . . . 4.4(a)(iii)
 KT Required Third Party Consents  . . . . . . . . . . . . . . .  4.4(a)(ii)
 KT Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . 5.6(a)(i)
 KT Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . .  7.3(b)
 Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.4(a)(iii)
 Leased Intellectual Property  . . . . . . . . . . . . . . .  3.16(a)(ii)(E)
 Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.1
 Material Adverse Effect of AH . . . . . . . . . . . . . . . . . . .  3.1(a)
 Material Adverse Effect of KT . . . . . . . . . . . . . . . . . . . . . 4.1
 Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
 Membership Units  . . . . . . . . . . . . . . . . . . . . . . . . .  3.2(a)
 Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . .  2.2(b)
 Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
 Multiemployer Plan  . . . . . . . . . . . . . . . . . . . . . . . 3.7(a)(i)
 NMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2(b)
 Net Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.5(b)
 New Employment Agreements . . . . . . . . . . . . . . . . . . . .  Recitals
 Non-Investment Fund Financial Statements  . . . . . . . . . . . . . 3.21(d)
 Non-Investment Funds  . . . . . . . . . . . . . . . . . . . . . . . 3.21(h)
 Owned Intellectual Property . . . . . . . . . . . . . . . .  3.15(a)(ii)(E)
 Owned Software  . . . . . . . . . . . . . . . . . . . . . .  3.15(a)(ii)(E)
 Owned Technology  . . . . . . . . . . . . . . . . . . . . .  3.15(a)(ii)(E)
 parachute payment . . . . . . . . . . . . . . . . . . . . . . . . .  3.7(f)
 pooling-of-interests  . . . . . . . . . . . . . . . . . . . . . . . 3.26(a)
 Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
 Parent Certificates . . . . . . . . . . . . . . . . . . . . . . . .  2.1(b)
 Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . . .  1.1(b)
 Parent Indemnified Parties  . . . . . . . . . . . . . . . . . . . . . . 8.1
 person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.10
 Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.7(g)(ii)
 Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  1.7(d)
 Private Fund Financial Statements . . . . . . . . . . . . . . . . . 3.21(d)
 Private Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.21(h)
 Private Fund Tax Returns  . . . . . . . . . . . . . . . . . . . . . 3.21(c)
 qualified . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.7 (d)
 Regulatory Agreement  . . . . . . . . . . . . . . . . . . . . . . . .  3.23
 Regulatory Filings  . . . . . . . . . . . . . . . . . . . . . . . . 3.22(c)
 Required Statutory Approvals  . . . . . . . . . . . . . . . . . 3.4(a)(iii)
 Required Third Party Consents . . . . . . . . . . . . . . . . .  3.4(a)(ii)
 SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.5
 Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . 3.21(f)
 Self Regulatory Authority . . . . . . . . . . . . . . . . . . . . . .  3.23
 Significant Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . 4.1
 Software  . . . . . . . . . . . . . . . . . . . . . . . . .  3.15(a)(ii)(E)
 SubAH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
 SubKT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Preamble
 Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.10
 Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . .  1.1(a)
 Surviving LLC . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
 Surviving Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .  1.2(a)
 Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.15(i)
 Takeover Proposal . . . . . . . . . . . . . . . . . . . . . . . 5.10(a)(ii)
 Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.8(k)
 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3.8(j)
 Technology  . . . . . . . . . . . . . . . . . . . . . . . .  3.15(a)(ii)(D)
 Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . .  5.1(A)
 Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . .  7.3(a)
 Third Party Claim . . . . . . . . . . . . . . . . . . . . . . . . .  8.2(a)
 toxic substances  . . . . . . . . . . . . . . . . . . . . . . . 3.6(d)(iii)
 under common control with . . . . . . . . . . . . . . . . . . . . . .  9.10


                              LIST OF EXHIBITS

      Exhibit A      Form of Certificate of Incorporation of Parent
      Exhibit B      Form of Bylaws of Parent
      Exhibit C      Form of Escrow Indemnity Agreement
      Exhibit D      Form of AH Affiliate Letter



=============================================================================


                            AMENDMENT NUMBER ONE

                                   to the

                        AGREEMENT AND PLAN OF MERGER

                                   among

                             KT HOLDING COMPANY

                           KT ACQUISITION I CORP.

                          AH ACQUISITION I L.L.C.

                         KNIGHT/TRIMARK GROUP, INC.

                           ARBITRADE HOLDINGS LLC

                     TARMACHAN CAPITAL MANAGEMENT, INC.
                           TARMACHAN CAPITAL CO.
                               DEEPHAVEN INC.
                            GILDOR TRADING, INC.
                               IRVIN KESSLER

                               EFRAIM GILDOR

                                PETER HAJAS

                              MERRILL FERGUSON

                                    and

                                 MARK LYONS


                       Dated as of December 14, 1999


============================================================================


           AMENDMENT NUMBER ONE, dated as of December 14, 1999 (the "Amendment") to the AGREEMENT AND PLAN OF MERGER, dated as of November 17, 1999 (the "Agreement"), among KT HOLDING COMPANY, a Delaware corporation ("Parent"), KT ACQUISITION I CORP., a Delaware corporation ("SubKT"), AH ACQUISITION I L.L.C., a Delaware limited liability company ("SubAH"), KNIGHT/TRIMARK GROUP, INC., a Delaware corporation ("KT"), ARBITRADE HOLDINGS LLC, a Delaware limited liability company ("AH") and TARMACHAN CAPITAL MANAGEMENT, INC., TARMACHAN CAPITAL CO., DEEPHAVEN INC., GILDOR TRADING, INC., IRVIN KESSLER, EFRAIM GILDOR, PETER HAJAS, MERRILL FERGUSON and MARK LYONS (together, the "Members").

           WHEREAS, Parent, SubKT, SubAH, KT, AH and the Members have entered into the Agreement; and

           WHEREAS, the parties wish to amend the Agreement as follows.

           NOW, THEREFORE, fully intending to be legally bound hereby, the parties agree as follows:

                                  ARTICLE X
                                 DEFINITIONS

           Section 10.1  Definitions.

           All capitalized terms used in this Amendment that are not defined herein shall have the definitions ascribed thereto in the Agreement.


                                 ARTICLE XI
                                 AMENDMENTS

           Section 11.1  Amendments to the Agreement.

           (a) Section 1.5 of the Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

           "Section 1.5   KT Effective Time.  Subject to the provisions
      of this Agreement, as soon as practicable on or after the KT Closing Date, the parties shall file with the Secretary of State of the State of Delaware this Agreement and the related certificates of the respective secretaries of KT and SubKT as required by Section 251(g) of the DGCL, executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to effect the KT Merger. The KT Merger shall become effective at such time as this Agreement is so filed with the Secretary of State of the State of Delaware (the time at which the KT Merger has become fully effective being hereinafter referred to as the "KT Effective Time")."

           (b) Section 1.7(d) of the Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

             "(d)   Charter Documents.  (i) At the KT Effective Time,
      the Certificate of Incorporation and the Bylaws of KT, as in effect immediately prior to the KT Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation; provided, however, that, with respect to the Certificate of Incorporation, from and after the KT Effective Time, (x) Article FIRST shall be amended and restated in its entirety as follows "FIRST: The name of the Corporation is Knight/Trimark, Inc. (the "Corporation")"; (y) paragraph (a) of Article FOURTH shall be amended and restated and shall be read in its entirety as follows: "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares of capital stock, consisting of (i) 1,000 shares of class A common stock, par value $.01 per share (the "Class A Common Stock"), (ii) 1,000 shares of class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (iii) 1,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock")"; and (z) a new Article TWELFTH shall be added thereto which shall be and read in its entirety as follows:
      "TWELFTH: Any act or transaction by or involving this Corporation that requires for its adoption under the GCL or this Amended and Restated Certificate of Incorporation the approval of the stockholders of this Corporation (other than the election or removal of directors of this Corporation) shall, pursuant to
      Section 251(g) of the GCL, require, in addition, the approval of the stockholders of Knight/Trimark Group, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the GCL and/or the Amended and Restated Certificate of Incorporation of this Corporation"; and (ii) at the AH Effective Time, the Certificate of Formation and the Agreement of Limited Liability Company of SubAH, as in effect immediately prior to the AH Effective Time, shall be the Certificate of Formation and Agreement of Limited Liability Company, respectively, of the Surviving LLC."

           (c) Section 1.9 of the Agreement is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

             "Section 1.9   Parent Charter Documents and Name.  At the
      KT Effective Time, the provisions of the Certificate of Incorporation and Bylaws of Parent shall be as set forth substantially in the form of Exhibit A and Exhibit B hereto, respectively, with such changes as are necessary so that the name of Parent as of the KT Effective Time shall be changed to "Knight/Trimark Group, Inc."

           (d) The following entry in the "Index of Defined Terms" set forth in the Agreement is hereby deleted in its entirety:

      "KT Certificate of Merger..................................... 1.5"


                                 ARTICLE XII
                                MISCELLANEOUS

           Section 12.1 Counterparts; Effectiveness. This Amendment may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

           Section 12.2 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES.

           Section 12.3 Continuing Effect. Except to the extent amended hereby, the provisions of the Agreement shall remain unmodified and effective as of their respective dates, and the Agreement, as amended by this Amendment, hereby is confirmed as being in full force and effect in accordance with its terms. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement. From and after the date hereof, except as the context otherwise requires, all references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended hereby.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.


                     KT HOLDING COMPANY


                     By:  /s/ Kenneth D. Pasternak
                          ------------------------------------------------
                          Name:  Kenneth D. Pasternak
                          Title: Chief Executive Officer and President


                     KT ACQUISITION I CORP.


                     By:  /s/ Kenneth D. Pasternak
                          ------------------------------------------------
                          Name: Kenneth D. Pasternak
                          Title:    Chief Executive Officer and President


                     AH ACQUISITION I L.L.C.


                     By:  /s/ Kenneth D. Pasternak
                          ------------------------------------------------
                          Name: Kenneth D. Pasternak
                          Title:  Chief Executive Officer and President


                     KNIGHT/TRIMARK GROUP, INC.


                     By:  /s/ Kenneth D. Pasternak
                          ------------------------------------------------
                          Name: Kenneth D. Pasternak
                          Title: Chief Executive Officer and President


                     ARBITRADE HOLDINGS LLC


                     By:  /s/ Irvin Kessler
                          ------------------------------------------------
                          Name: Irvin Kessler
                          Title: Managing Director


                          /s/ Peter Hajas
                          ------------------------------------------------
                          PETER HAJAS


                          /s/ Merrill Ferguson
                          ------------------------------------------------
                          MERRILL FERGUSON


                          /s/ Mark Lyons
                          ------------------------------------------------
                          MARK LYONS


                          /s/ Irvin Kessler
                          ------------------------------------------------
                          TARMACHAN CAPITAL MANAGEMENT, INC.


                          /s/ Irvin Kessler
                          ------------------------------------------------
                          TARMACHAN CAPITAL CO.


                          /s/ Irvin Kessler
                          ------------------------------------------------
                          DEEPHAVEN INC.


                          /s/ Efraim Gildor
                          ------------------------------------------------
                          GILDOR TRADING, INC.

 Other than for
 purposes of Articles I,
 II (except Section
 2.3(g)) and IV of the
 Agreement as amended
 by this Amendment        /s/ Irwin Kessler
                          ------------------------------------------------
                          IRVIN KESSLER

 Other than for purpose
 of Article I, II
 (except Section 2.3(g))
 and IV of the Agreement
 as amended by this
 Agreement                /s/ Efraim Gildor
                          ------------------------------------------------
                          EFRAIM GILDOR